
                                                                    EXHIBIT 10.1

                      DIRECTORY SERVICES LICENSE AGREEMENT

                                  BY AND AMONG

                          R. H. DONNELLEY CORPORATION,

                     R.H. DONNELLEY PUBLISHING & ADVERTISING
                            OF ILLINOIS PARTNERSHIP,

                             DONTECH II PARTNERSHIP,

                              AMERITECH CORPORATION

                                       AND

                         SBC DIRECTORY OPERATIONS, INC.

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                                TABLE OF CONTENTS

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
ARTICLE 1                DEFINITIONS.......................................................      2

        Section 1.1      Definitions.......................................................      2

ARTICLE 2                LICENSE TO PUBLISH................................................     13

        Section 2.1      License to Publish................................................     13

        Section 2.2      Official Provider.................................................     13

        Section 2.3      Print Directory Exclusivity.......................................     13

ARTICLE 3                TRADEMARK LICENSE.................................................     13

        Section 3.1      Trademark License.................................................     13

        Section 3.2      Use of Trademark..................................................     14

        Section 3.3      Compliance with Branding Policies.................................     14

        Section 3.4      Reservation of Rights.............................................     14

        Section 3.5      Co-Branding.......................................................     14

        Section 3.6      Similar Marks.....................................................     14

        Section 3.7      Proprietary Rights; Legends.......................................     14

        Section 3.8      Corporate or Business Name........................................     15

        Section 3.9      Approval of Materials.............................................     15

        Section 3.10     Rights to the Licensed Marks......................................     15

        Section 3.11     Termination or Expiration of this Agreement.......................     16

        Section 3.12     Infringement......................................................     16

        Section 3.13     Further Protection................................................     17

ARTICLE 4                GENERAL PUBLISHER OBLIGATIONS.....................................     17

        Section 4.1      General...........................................................     17

        Section 4.2      White Pages Directories...........................................     18

        Section 4.3      Yellow Pages Listing..............................................     19
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
        Section 4.4      Telco-Sold White Pages Products...................................     19

        Section 4.5      Geographic Coverage Area..........................................     19

        Section 4.6      Interfiling.......................................................     20

        Section 4.7      Information Pages.................................................     20

        Section 4.8      Warehousing; Initial and Secondary Distribution...................     21

        Section 4.9      Accuracy..........................................................     21

        Section 4.10     Queries...........................................................     21

        Section 4.11     Publication Schedule..............................................     21

        Section 4.12     Regulatory/Legal Matters Cooperation..............................     22

        Section 4.13     Complaints........................................................     22

        Section 4.14     Recycling Services................................................     22

        Section 4.15     Agreements with CLECs and Other ILECs.............................     23

        Section 4.16     Additional Listing Information....................................     23

        Section 4.17     SBC Product Referrals.............................................     23

ARTICLE 5                GENERAL OBLIGATIONS OF AMERITECH  AND SBC DIRECTORY OPERATIONS....     24

        Section 5.1      Distribution Information; Delivery Quantities.....................     24

        Section 5.2      Directory Sales-Initiated Changes.................................     24

        Section 5.3      Accuracy..........................................................     24

        Section 5.4      Complaints Relating to the SBC Telcos' Services...................     25

        Section 5.5      Queries...........................................................     25

        Section 5.6      Referrals.........................................................     25

ARTICLE 6                DIRECTORY ADVERTISING.............................................     25

        Section 6.1      Standards and Guidelines..........................................     25

        Section 6.2      Restrictions on Advertising.......................................     26

        Section 6.3      SBC Advertising...................................................     26
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
        Section 6.4      Option on Premium Advertising.....................................     26

        Section 6.5      Products and Services.............................................     27

        Section 6.6      SBC Entities Minimum Spend........................................     27

        Section 6.7      Out-of-Area Sales.................................................     27

ARTICLE 7                OTHER COMMERCIAL AGREEMENTS.......................................     27

        Section 7.1      Non-Competition Agreement.........................................     27

        Section 7.2      Subscriber Listings Agreement.....................................     28

        Section 7.3      IYP Reseller Agreement............................................     28

ARTICLE 8                BRANDING..........................................................     28

        Section 8.1      Print Directory Cover.............................................     28

        Section 8.2      Co-Branding.......................................................     28

        Section 8.3      Look and Feel.....................................................     29

ARTICLE 9                TERM AND TERMINATION..............................................     29

        Section 9.1      Term..............................................................     29

        Section 9.2      Effects of Termination............................................     29

        Section 9.3      Early Termination by the SBC Entities.............................     30

        Section 9.4      Early Termination by Publisher....................................     32

        Section 9.5      Change of Control of RHD..........................................     32

ARTICLE 10               SALE OF BUSINESS..................................................     33

        Section 10.1     Sold Territory....................................................     33

ARTICLE 11               NONCOMPETE AND NONSOLICITATION....................................     35

        Section 11.1     Publisher Obligations.............................................     35

        Section 11.2     Existing Non-Competition Agreements...............................     36

ARTICLE 12               INTERNET DIRECTORIES..............................................     36

        Section 12.1     Publisher Obligations.............................................     36
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
        Section 12.2     No Rights.........................................................     36

ARTICLE 13               CONFIDENTIAL INFORMATION..........................................     37

        Section 13.1     Nondisclosure.....................................................     37

        Section 13.2     Relief............................................................     37

        Section 13.3     Termination of Agreement..........................................     37

ARTICLE 14               REPRESENTATIONS AND WARRANTIES....................................     38

        Section 14.1     Applicable SBC Entities Representations and Warranties............     38

        Section 14.2     Applicable RHD Entities Representations and Warranties............     38

        Section 14.3     Disclaimer of Warranties..........................................     38

ARTICLE 15               INDEMNIFICATION; LIMITATION OF LIABILITY..........................     38

        Section 15.1     Publisher Indemnity...............................................     38

        Section 15.2     SBC Entities Indemnity............................................     39

        Section 15.3     Procedure.........................................................     39

        Section 15.4     Errors and Omissions..............................................     40

ARTICLE 16               ADDITIONAL REGULATORY REQUIREMENTS AND COSTS......................     40

        Section 16.1     Regulatory Requirements...........................................     40

ARTICLE 17               SBC SERVICES......................................................     41

        Section 17.1     SBC Services......................................................     41

        Section 17.2     Existing RHD Obligations..........................................     41

ARTICLE 18               DISPUTE RESOLUTION................................................     42

        Section 18.1     Dispute Resolution................................................     42

        Section 18.2     Governing Law.....................................................     42

        Section 18.3     Forum Selection...................................................     42

        Section 18.4     Waiver of Jury Trial..............................................     42

        Section 18.5     Attorneys' Fees...................................................     42
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
        Section 18.6     Cumulative Remedies...............................................     42

ARTICLE 19               GENERAL...........................................................     42

        Section 19.1     Assignment........................................................     42

        Section 19.2     RHD Guarantee.....................................................     43

        Section 19.3     SBC Guarantees....................................................     43

        Section 19.4     Subcontractors....................................................     44

        Section 19.5     Relationship......................................................     45

        Section 19.6     Notices...........................................................     45

        Section 19.7     Independent Contractor............................................     46

        Section 19.8     Entire Agreement..................................................     46

        Section 19.9     Severability......................................................     46

        Section 19.10    Compliance with Laws/Regulations..................................     46

        Section 19.11    Force Majeure.....................................................     46

        Section 19.12    Third Party Beneficiaries.........................................     46

        Section 19.13    Binding Effect....................................................     47

        Section 19.14    Waivers...........................................................     47

        Section 19.15    Exhibits..........................................................     47

        Section 19.16    Headings..........................................................     47

        Section 19.17    Survival..........................................................     47

        Section 19.18    Modifications.....................................................     47

        Section 19.19    Counterparts......................................................     47

                      DIRECTORY SERVICES LICENSE AGREEMENT

         THIS DIRECTORY SERVICES LICENSE AGREEMENT (this "Agreement") is entered into as of this 1st day of September, 2004 among R. H. Donnelley Corporation, a Delaware corporation ("R. H. Donnelley Corporation"), R.H. Donnelley Publishing & Advertising of Illinois Partnership (f/k/a The APIL Partners Partnership), an Illinois general partnership ("APIL Partners"), DonTech II Partnership, an Illinois general partnership ("DonTech II"), Ameritech Corporation ("Ameritech Corporation"), a Delaware corporation, SBC Directory Operations, Inc., a Delaware corporation ("SBC Directory Operations, Inc.") and SBC Knowledge Ventures, L.P., a Nevada limited partnership ("SBC Knowledge Ventures"). Each of Ameritech Corporation, SBC Directory Operations, Inc., SBC Knowledge Ventures and Ameritech Publishing Inc., a Delaware corporation ("API"), is a wholly owned direct or indirect subsidiary of SBC Communications, Inc., a Delaware corporation ("SBC").

         In this Agreement, RHD and Publisher (as each such term is defined below), on the one hand, and Ameritech and SBC Directory Operations (as each such term is defined below), on the other hand, are sometimes referred to each as a "Party" and collectively as the "Parties."

                                    RECITALS:

         A. On the date of this Agreement, RHD, or one of its wholly owned Subsidiaries, is acquiring (i) from API, 1% of the outstanding partnership interests in APIL Partners and (ii) from API's wholly owned subsidiary Ameritech Publishing of Illinois, Inc. ("APIL"), (a) 99% of the outstanding partnership interests in APIL Partners, (b) 47% of the outstanding partnership interests in The AM-DON Partnership, an Illinois general partnership ("DonTech I"), and (c) 50% of the outstanding partnership interests in DonTech II, pursuant to a Purchase Agreement, dated as of July 28, 2004 (the "Purchase Agreement"), among RHD, Ameritech and API;

         B. The Purchase Agreement provides that the Parties will enter into this Agreement as a condition to the closing of the transactions contemplated by the Purchase Agreement;

         C. Ameritech, through one or more of its Affiliates, desires (i) to license to Publisher the right to produce, publish and distribute White Pages Directories in the Territory as the agent for SBC Directory Operations and (ii) to grant to Publisher the exclusive right to (A) publish and distribute Print Directories in the Territory and use the Licensed Marks in the Territory as contemplated in this Agreement and the other Commercial Agreements and (B) solicit and sell Local and National (as each such term is defined in the Non-Competition Agreement) yellow pages and white pages advertising for inclusion in such Print Directories, in each case on the terms and conditions set forth in this Agreement and the other Commercial Agreements;

         D. Publisher desires to produce, publish and distribute Print Directories in the Territory on the terms and conditions set forth in this Agreement and the other Commercial Agreements;

         E. SBC Licensor desires to grant, and Publisher desires to obtain, subject to the terms and conditions of this Agreement and the other Commercial Agreements, certain rights to use the Licensed Marks in connection with producing, publishing and distributing Print Directories in the Territory; and

         F. The Parties desire to set forth certain understandings among themselves with respect to certain aspects of Publisher's business from and after the date hereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and the consummation of the transactions contemplated by the Purchase Agreement, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following defined terms used in this Agreement will have the meanings specified below:

         (a) "Affiliate" shall have the meaning assigned to such term in Rule 12b-2 under the Securities Exchange Act of 1934.

         (b) "Applicable Requirement" means any applicable legal or regulatory requirement with respect to the Publisher Business as in effect from time to time; provided, however, Applicable Requirement shall not include any change to the Legal and Regulatory Requirements after the date of this Agreement which applies to the SBC Telcos unless and until (i) an SBC Entity notifies Publisher in writing of such change or (ii) Publisher knew of such change.

         (c) "Ameritech" means, collectively, Ameritech Corporation, any Person into whom Ameritech Corporation merges or consolidates and any other Person to whom all or substantially all the business or assets of Ameritech Corporation is transferred. Prior to the time that the defined term "Ameritech" applies to any Person other than Ameritech Corporation, Ameritech Corporation shall cause such Person to enter into a written agreement, in form and substance reasonably satisfactory to RHD, pursuant to which such Person assumes all of Ameritech's obligations under this Agreement and the other Commercial Agreements. From and after such assumption, such Person shall also be deemed to be Ameritech Corporation for purposes of this Agreement, but such assumption shall not discharge or release any other Persons to which such defined term then applies.

         (d) "Approved Publisher Mark" means any Publisher Mark that has not been used in connection with the provision marketing or sale of Telecom Services.

         (e) "Business Office Close Date" means the final date that service orders are accepted for a Print Directory.

         (f) "Buyer" means, with respect to any Change of Control of RHD or any sale or transfer of all or a majority of the Publisher Business, any Person (other than the RHD Entities)

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who engages in the transaction which results in such Change of Control
(excluding the RHD Entities) and its Controlled Affiliates (excluding the RHD Entities).

         (g) "Change of Control" means, with respect to any Person, the occurrence of any of the following events: (i) any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934) of securities of such Person representing more than 50% of the total voting power of such Person's outstanding securities determined on a fully diluted basis; (ii) any transaction (including, without limitation, any merger or consolidation) involving such Person after the consummation of which the holders of such Person's equity securities immediately prior to such consummation will not own a majority of the outstanding equity interest and voting power of the surviving corporation immediately after such consummation;
(iii) the sale of a majority of such Person's assets (including, in the case of RHD, a majority of the assets used or held for use in the Publisher Business) to any other Person; or (iv) the Continuing Directors of such Person represent less than a majority of the board of directors of such Person as a result of any action(s) taken by or on behalf of a Telecom Competitor or (v) a majority of the Publisher Business becomes owned or operated by any Person as a result of any liquidation, dissolution, winding up, reorganization or similar proceeding involving any RHD Entities.

         (h) "Change of Control Window Period" means the period commencing on the date hereof and continuing until the date (if any) which is 90 days after
(i) in the case of a Change of Control of RHD, or any sale or transfer of all or a majority of the Publisher Business, to a Buyer that is providing Telecom Services in the United States at the closing of such transaction, the earlier of the date (if any) on which (A) the closing of such transaction is publicly announced and (B) Publisher gives written notice to SBC Directory Operations of the closing of such transaction indicating that Publisher believes in good faith that the SBC Entities might conclude the Buyer is a Telecom Competitor, and (ii) in the case of a Change of Control of RHD, or a sale or transfer of all or a majority of the Publisher Business, to a Buyer that is not providing Telecom Services in the United States at the closing of such transaction, the date (if any) on which Publisher gives written notice to SBC Directory Operations indicating that the Buyer is then providing Telecom Services and that Publisher believes in good faith that the SBC Entities might conclude that the Buyer is a Telecom Competitor; provided, however, that no written notice given by RHD pursuant to clauses (i)(B) or (ii) above will be deemed to be an admission by RHD that, or evidence of whether, the Buyer is a Telecom Competitor or that SBC Directory Operations is entitled to exercise its rights under Section 9.5(a) of this Agreement; and provided, further, that RHD shall have no obligation to provide any such notice.

         (i) "Cingular" means Cingular Wireless LLC and any successor to all or substantially all of its assets (whether by merger, consolidation or otherwise).

         (j) "CLEC" means any competitive local exchange carrier operating within the Territory.

         (k) "Commercial Agreements" means this Agreement, the Non-Competition Agreement, the Subscriber Listings Agreement and the IYP Reseller Agreement.

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         (l) "Confidential Information" means, with respect to any Party, all information and documentation of such Party which such Party does not make generally available to the public or has been furnished to the other Party in connection with this Agreement or any other Commercial Agreement, including confidential and/or proprietary technical or business information, confidential marketing and business plans and customer lists. Confidential Information does not include information which (i) was in the possession of the receiving Party free of restriction prior to its receipt from the disclosing Party, (ii) is or becomes publicly known or available through no breach of this Agreement by the receiving Party, (iii) is rightfully acquired by the receiving Party free of restrictions on its disclosure or (iv) is independently developed by personnel of the receiving Party to which such Confidential Information has not been previously disclosed. Subscriber Listing Information will be considered Confidential Information of the SBC Telcos until the publication of such information in any directory, or until such information otherwise ceases to be Confidential Information for any of the reasons (i) through (iv) cited above.

         (m) "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who
(i) was a member of such board of directors as of the date of this Agreement or
(ii) was nominated for election or elected to such board of directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

         (n) "Controlled Affiliate" means, with respect to any Person, any Subsidiary of such Person or any other Person with respect to which such first Person has, directly or indirectly, the power generally to direct or control the management and policies thereof, whether through ownership of securities, by contract or otherwise.

         (o) "Controlled Subsidiary" means (i) any Subsidiary of SBC other than Cingular and its Subsidiaries and (ii) each of Cingular and each of its Subsidiaries if and when SBC has, directly or indirectly, the unilateral power generally to direct or control the day-to-day management and policies thereof, whether through ownership of securities, by contract or otherwise; provided, however, that SBC's rights with respect to Cingular as of the date of this Agreement are not sufficient to make Cingular and its Subsidiaries Controlled Subsidiaries of SBC; and provided, further, neither (x) limited and customary investor protection rights in favor of minority shareholders nor (y) the need for shareholder approval under applicable law, the constitutive documents of Cingular or any of its Subsidiaries or the rules of any securities exchange shall, by themselves, prevent Cingular and its Subsidiaries from being Controlled Subsidiaries.

         (p) "Directional Information" means subscriber name, address and primary telephone number (including mobile telephone number), email address, types of goods or services offered, hours of operation, methods of payment and other similar information primarily designed for the purpose of directing consumers who are seeking a product or service to providers of that product or service in order to satisfy such consumer's previously recognized need or desire for such product or service and is distinguished from "promotional information," which is primarily designed to stimulate (as opposed to direct) demand for products and services in consumers who did not previously recognize such need or desire for such products or services.

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         (q) "Directory Advertising" means any advertising purchased from, or provided without cost by, Publisher for inclusion in a Print Directory, including (i) Premium Advertising Products, (ii) standard classified advertising and other advertising in Yellow Pages Directories, such as display advertising and in-column advertisements, foreign classified listings and listings under additional headings in Yellow Pages Directories and (iii) offerings of a directional or promotional nature in White Pages Directories, including, without limitation, in-column advertisements, but excluding Telco-Sold White Pages Products.

         (r) "Existing IYP Directories" means any electronic directories, regardless of whether or not the particular directory exists as of the date of the this Agreement, which (i) are made generally available to the public through the world wide web over the Internet (or any successor network or protocol to the world wide web over the Internet) and are accessible by a personal computer and other access devices (e.g., PDAs or handheld devices), (ii) provide comprehensive classified business listings and advertising for informational purposes, and (iii) are searchable by alpha, location, category of products or services or keywords in response to a specific search, request or similar action, initiated by end users who are seeking data in connection with contemplating a decision to purchase goods or services from an advertiser (A) who has paid the provider of such directory for inclusion in such directory of his phone number and other Directional Information for a buyer of such products or services or (B) whose listing information has been included by the provider of such directory to create comprehensive listings; provided, however, Existing IYP Directories will not include any such directory which uses or applies a database (other than a database created solely from such user's interaction with such Existing IYP Directory) which contains information relating to, or derived from, users (e.g., their preferences, profiles, past purchases, browsing history, survey results, etc.) and displays its results based upon such user information; and provided, further, that no product or service offered by Cingular or its Subsidiaries shall ever be an Existing IYP Directory. Notwithstanding the foregoing, the definition of Existing IYP Directories shall not include any network, hosting or related telecommunications services.

         (s) "Future Electronic Directory" means any type of electronic directional advertising product or service which (i) is not an Existing IYP Directory and which SBC or any of its Subsidiaries (excluding Cingular and its Subsidiaries) owns or with respect to which any of them can grant the preferred provider rights set forth in Section 2.3(a) of the Non-Competition Agreement or
(ii) Cingular or any of its Subsidiaries owns or with respect to which any of them has the right to grant the preferred provider rights set forth in Section 2.3(a) of the Non-Competition Agreement (but this clause (ii) shall apply only when Cingular is a Controlled Subsidiary of SBC) and, in each case in clauses
(i) and (ii), for which SBC Directory Operations is the primary sales agent for advertising to be included in such product or service with respect to areas outside the Territory.

         (t) "Geographic Coverage Area" for a Print Directory means the geographic area in the Territory where Subscribers reside whose Standard Listings are included in such Print Directory.

         (u) "GS" means, The Goldman Sachs Group, Inc. and any successor to all or substantially all of its assets (whether by merger, consolidation or otherwise).

         (v) "GS Telecom Portfolio Company" means any Controlled Affiliate of GS that (i) is a portfolio company of any investment fund or vehicle managed by GS or any of its Controlled Affiliates and (ii) provides Telecom Services in the United States.

         (w) "ILEC" means an incumbent local exchange carrier providing services or operating within the Territory.

         (x) "Information Pages" means basic information pages generally included at the front of a Print Directory, commonly referred to in the telephone directory publishing industry as "Preliminary Pages" or "Information Pages," which (i) relate to services provided by an SBC Telco to its customers or (ii) are required by the Legal and Regulatory Requirements.

         (y) "Initial Distribution" means the primary distribution of a Print Directory in the Territory pursuant to the terms and conditions of this Agreement, normally once per year.

         (z) "Interfile" means, as the context may require, the process of combining (i) Subscriber Listing Information from Subscribers in two or more local exchange service areas or geographic areas into a single set of alphabetical listings, (ii) residential and business Subscriber Listing Information into a single set of alphabetical listings or (iii) when referring to captions, Subscriber Listing Information of businesses operating under the same name, or other subscribers with multiple telephone numbers, into a single listing with multiple addresses and/or phone numbers.

         (aa) "Legal and Regulatory Requirements" means all actions and requirements that are necessary to enable an SBC Entity to comply with (i) its obligations with respect to any Print Directories under interconnection and similar agreements entered into between such SBC Entity and any CLEC or Other ILEC or (ii) its obligations with respect to any Print Directory under any order, injunction, decree, statute, law, ordinance, principle of common law, rule, tariff or regulation applicable to an SBC Telco as a local exchange carrier (including such SBC Entity's compliance with any applicable regulatory agency's customs and practices). Exhibit B sets forth the Legal and Regulatory Requirements specified in clause (i) above in effect as of the date of this Agreement.

         (bb) "Licensed Marks" means the trademarks and service marks listed in Exhibit A attached hereto, as such Exhibit may be amended from time to time in accordance with this Agreement.

         (cc) "Listing Information Updates" means current data concerning business or residential Subscribers whose telephone service has been installed, disconnected or otherwise changed, which data is required by Publisher in connection with the publication of Print Directories and the sale of Directory Advertising. Listing Information Updates are used to correct or add information in or to a Print Directory and as sales leads for Directory Advertising sales.

         (dd) "Multiple Breach Window Period" means, with respect to any substantially similar breach referred to in Section 9.3(b) of this Agreement, the period commencing on the date hereof and continuing until the date (if any) which is 90 days after the earlier of (i) the date (if any) on which Publisher provides written notice to SBC Directory Operations indicating that

Publisher believes in good faith that facts exist which might lead the SBC Entities to conclude that a substantially similar breach has occurred and describing such facts in reasonable detail and (ii) the first date (if any) on which the chief executive officer or general counsel of SBC Directory Operations had actual knowledge of the occurrence of such substantially similar breach.

         (ee) "Other ILEC" means any ILEC other than an SBC Telco.

         (ff) "Person" means an individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), trust, joint venture, business trust, unincorporated organization or other entity, or a governmental or any agency or political subdivision thereof.

         (gg) "Premium Advertising Products" means any advertising that is in limited supply and/or occupies prominent placement in or on a Print Directory, including but not limited to any advertising printed on, or attached to, the front, back or inside front cover or back cover, spine or edges of a Print Directory, front cover photo space, front cover billboard, tabbed inserts, fillers, white pages billboard or banners, front of book sponsor banner, editorial guides or ride-along inserts and any future products or components thereof which are similar in nature to the foregoing.

         (hh) "Print Directories" means any directories of the type currently produced predominantly in book form which (i) are made generally available to the public, (ii) provide comprehensive classified business listings and, with respect to Yellow Pages Directories, advertising in print form, in CD ROM format or in any other tangible media, (iii) are delivered physically to Subscribers in a saturation distribution made predominantly in the Territory and (iv) are intended for use by end users in the Territory who are seeking data in connection with contemplating a decision to purchase goods or services from an advertiser (A) who has paid the provider of such directory for inclusion in such directory of his phone number and other Directional Information for a buyer of such products or services or (B) whose listing information has been included by the provider of such directory as required by the Legal and Regulatory Requirements or to create comprehensive listings, including without limitation any specialty classified print directories (e.g., industrial guides) so distributed and street address directories in Illinois or Calumet, Indiana, but not including any other street address directories.

         (ii) "Publication Month" means the calendar month appearing on the cover of a Print Directory or, if no such calendar month appears on the cover, the month in which a significant portion of the Initial Distribution of a particular issue of a Print Directory is scheduled to be completed.

         (jj) "Publication Schedule" means the publication schedule provided to SBC Directory Operations by Publisher from time to time, in the form set forth as Exhibit C, which schedule includes the Publication Month and Business Office Close Date with respect to each Print Directory.

         (kk) "Publisher" means, collectively, DonTech II and APIL Partners, and any Person to whom all or substantially all of the Publisher Business is transferred (whether by merger, consolidation, sale of assets or otherwise). Prior to the time that the defined term "Publisher" applies to any Person other than DonTech II or APIL Partners, R. H. Donnelley Corporation shall cause such Person to enter into a written agreement, in form and substance reasonably satisfactory to SBC Directory Operations, pursuant to which such Person assumes all of Publisher's obligations under this Agreement and the other Commercial Agreements. From and after such assumption, such Person shall also be deemed to be DonTech II or APIL Partners, as applicable, for all purposes of this Agreement, but such assumption shall not discharge or release any other Persons to which those defined terms then apply.

         (ll) "Publisher Business" means the Print Directory publishing business for Yellow Pages Directories and street address directories and the agency role for publishing White Pages Directories conducted in the Territory by Publisher.

         (mm) "RHD" means, collectively, R. H. Donnelley Corporation, any Person into whom R. H. Donnelley Corporation merges or consolidates, any Person to whom all or substantially all of the business or assets of R. H. Donnelley Corporation are transferred and any Person of which RHD becomes a Subsidiary other than pursuant to a Change of Control. Prior to the time that the defined term "RHD" applies to any Person other than R. H. Donnelley Corporation, R. H. Donnelley Corporation shall cause such Person to enter into a written agreement, in form and substance reasonably satisfactory to SBC Directory Operations, pursuant to which such Person assumes all of RHD's obligations under this Agreement and the other Commercial Agreements. From and after such assumption, such Person shall also be deemed to be R. H. Donnelley Corporation for all purposes of this Agreement, but such assumption shall not discharge or release any other Persons to which the defined terms R. H. Donnelley Corporation then applies.

         (nn) "RHD Entities" means, collectively, RHD and its Subsidiaries.

         (oo) "SBC Directory Operations" means, collectively, SBC Directory Operations, Inc., any Person into whom SBC Directory Operations, Inc. merges or consolidates and any other Person to whom all or substantially all the business or assets of SBC Directory Operations, Inc. is transferred. Prior to the time that the defined term "SBC Directory Operations" applies to any Person other than SBC Directory Operations, Inc., SBC Directory Operations, Inc. shall cause such Person to enter into a written agreement, in form and substance reasonably satisfactory to RHD, pursuant to which such Person assumes all of SBC Directory Operation's obligations under this Agreement and the other Commercial Agreements. From and after such assumption, such Person shall also be deemed to be SBC Directory Operations, Inc. for purposes of this Agreement, but such assumption shall not discharge or release any other Persons to which such defined term then applies.

         (pp) "SBC Entities" means, collectively, SBC and its Subsidiaries (excluding Cingular and its Subsidiaries unless Cingular is a Controlled Subsidiary of SBC as of any determination date).

         (qq) "SBC Licensor" means, collectively, SBC Knowledge Ventures, any Person with whom SBC Knowledge Ventures merges or consolidates and any other Person to whom all or substantially all the business or assets of SBC Knowledge Ventures is transferred. Prior to the time that the defined term "SBC Licensor" applies to any Person other than SBC Knowledge Ventures, SBC Knowledge Ventures shall cause such Person to enter into a written agreement, in form and substance reasonably satisfactory to RHD, pursuant to which such Person assumes all of SBC Knowledge Ventures' obligations under this Agreement. From and after such assumption, such Person shall also be deemed to be SBC Knowledge Ventures for purposes of this Agreement, but such assumption shall not discharge or release any other Persons to which such defined term then applies.

         (rr) "SBC Telco" means any ILEC which is an SBC Entity.

         (ss) "Secondary Distribution" means the provision and distribution of a Print Directory to Subscribers who have newly subscribed to local telephone exchange service within the Territory after Initial Distribution is completed and prior to publication of the next issue of such Print Directory.

         (tt) "Standard Listing" or "Listing" means a listing in a Print Directory which relates to a Subscriber and, except to the extent the Subscriber has requested that such information not appear in a Print Directory, will consist of: (i) the Subscriber's name and one associated telephone number and one associated address and (ii) any other information required by the Legal and Regulatory Requirements.

         (uu) "Subscriber" means a Person (i) that subscribes to wireline local telephone exchange service in the Territory from an SBC Telco, (ii) that subscribes to wireline local telephone exchange service in the Territory from a CLEC or Other ILEC which has entered into an agreement with an SBC Entity which requires such SBC Entity to publish such Person's Subscriber Listing Information in a Print Directory (e.g., an interconnection agreement) or (iii) whose Subscriber Listing Information must be included in a Print Directory to meet Legal and Regulatory Requirements.

         (vv) "Subscriber Listing Information" means (i) the names of Subscribers within a specified geographic area, and their associated telephone numbers and listed addresses, (ii) information required under applicable rules and regulations of the Federal Communications Commission to be provided to any requesting directory publishers and (iii) all other information relating to Subscribers required to meet the Legal and Regulatory Requirements. The term "Subscriber Listing Information" does not include information relating to Subscribers who have requested not to be listed in a Print Directory, other than such information as may be required to deliver a Print Directory to such Subscribers.

         (ww) "Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding equity or voting interests is beneficially owned, directly or indirectly, by the first Person or any of its Subsidiaries.

         (xx) "Telco-Sold White Pages Products" means additional, alternate, foreign, non-published, non-listed, enhanced, vanity or other listings, products or advertising in White Pages Directories that are of an informational nature (such as an extra phone number or address), which (i) are specified in Exhibit D or (ii) are tariffed or price listed and first sold by an SBC Telco after the date of this Agreement and before any RHD Entity shall have derived material revenue from the sale of the same listing, product or advertising.

         (yy) "Telecom Competitor" any Person (other than an RHD Entity) that directly or indirectly is engaged in, manages, operates or has any 5% or greater profit or other equity interest in or participates with any third party in any business or entity that engages in the provision of Telecom Services in the United States which Telecom Services (i) generate more than $200 million in annual revenues, (ii) are competitive in any material respect to any Telecom Service operations of SBC and its Affiliates in the United States or (iii) are reasonably likely to generate more than $200 million in annual revenues within three years from the date of determination; provided, however, that the dollar amounts specified in clauses (i) and (iii) of the immediately preceding sentence will be adjusted by the percentage change in the Consumer Price Index (Midwest urban) published by the Bureau of Labor Statistics of the U.S. Department of Labor, from the most recently published level of such index immediately prior to the date of this Agreement to the most recently published level of such index immediately prior to the determination date; and provided further, that in no event shall such amounts ever be reduced below $200 million; and provided, further, that solely for purposes of Section 9.5 until the first date on which GS and its Controlled Affiliates cease to beneficially own (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934) at least 5% of the total voting power of the outstanding voting stock of RHD (determined on a fully diluted basis) neither GS nor any of its Controlled Affiliates shall be deemed to be a Telecom Competitor as long as the RHD Entities are held and managed separately from any GS Telecom Portfolio Company (other than the RHD Entities) and no director or executive officer (or individuals performing similar function in Persons that are not corporations) (each, a "Control Person") of any RHD Entity is also a Control Person of any GS Telecom Portfolio Company (other than the RHD Entities).

         (zz) "Telecom Services" means any of the following products or services: (i) long distance phone services, local phone services, wireless phone services, paging services, audio or video conferencing services, unified communications services (also known as unified messaging services, UCS and UMS), centrex services and any successors thereto; (ii) all ancillary services provided that such services are offered in conjunction with any of the services listed in clause (i), including, but not limited to, voice mail, caller ID, call waiting, call forwarding, calling card services, toll calling plans and associated consumer premises equipment and any successors thereto; (iii) virtual private networks and associated consumer premises equipment; (iv) voice and data network services such as ATM, DSL, frame relay and optical transport, network design and integration, telecommunications equipment installation, web hosting services, telecommunications maintenance and support services and telecommunications software development services; (v) software or services that enable businesses to transmit or exchange on an automated basis without human interaction from one computer system to another (A) data to effect, monitor, track, record or otherwise facilitate the purchase and sale of goods or services, the provision of materials or supplies, the payment therefor or transportation thereof or (B) data generated or used by businesses, governmental entities or other organizations; (vi) any product or service that emulates or replicates any of the foregoing utilizing an Internet protocol (IP) and/or the PSTN (including, without limitation, IP telephony, IP fax, voice-over-IP, UCS and Internet call waiting and associated CPE); and (vii) multichannel video distribution services (e.g., cable and direct broadcast satellite services), broadcast distribution video services, or pay-per-view or pay-per-download video distribution services; provided, however, that none of the foregoing products or services shall be Telecom Services if and to the extent they are (x) offered ancillary to, and delivered in connection with, any Existing IYP Directory or Future Electronic Directory and the RHD Entities do not derive any material incremental compensation from or as a result of the offer or delivery of such ancillary products or services or (y) marketing consultancy or marketing-related services provided by any RHD Entity to small and medium sized businesses in the Territory, in each case in this clause (y), which do not substantially relate to the marketing of any products or services that would be Telecom Services without this clause (y).

         (aaa) "Termination Window Period" means the period commencing on the date hereof and continuing until the date (if any) which is 90 days after (a) in the case of any Termination Event covered by clause (i), (ii) or (iii) of
Section 9.3(a) of this Agreement, the date on which the cure period applicable to such Termination Event expires and (b) in the case of any breach which may be a Termination Event covered by clause (iv) of Section 9.3(a) of this Agreement, the earlier of the date (if any) on which (x) Publisher delivers a written notice to SBC Directory Operations indicating that Publisher believes in good faith that facts exist which might lead the SBC Entities to conclude that a breach of the type specified in Section 9.3(a)(iv) has occurred and describing such facts in reasonable detail or (y) the chief executive officer or general counsel of SBC Directory Operations first had actual knowledge of, and reasonable detail about, such breach.

         (bbb) "Territory" means the geographic areas specified by the maps set forth as Exhibit E.

         (ccc) "White Pages Directory" means any Print Directory produced, published or distributed by Publisher that contains only Subscriber Listing Information, Information Pages, Telco-Sold White Pages Products, Directory Advertising (excluding clause (ii) of the definition thereof), information required by the Legal and Regulatory Requirements and other information pertaining to Subscribers within the Geographic Coverage Area, including, but not limited to, mobile telephone numbers, e-mail addresses, website addresses and the like. The White Pages Directory may be bound or produced together, in each case as an integrated unit, with a Yellow Pages Directory.

         (ddd) "Yellow Pages Directory" means any Print Directory produced, published or distributed by Publisher that contains Directional Information, Subscriber Listing Information, Directory Advertising (excluding clause (iii) of the definition thereof) and other information, in each case with respect to Subscribers and businesses or organizations located or providing products or services within the Geographic Coverage Areas. The Yellow Pages Directory may be bound or produced together, in each case as an integrated unit, with a White Pages Directory.

         (eee) Additional Definitions:

          Term                                  Section
          ----                                  -------
Advertising Policies                                   6.1
Agreement                                     Introduction
Ameritech Corporation                         Introduction
API                                           Introduction
APIL                                              Recitals

APIL Partners                                 Introduction
Available Products                                     6.4
Branding Policies                                      8.1
Change of Control Notice                            9.5(a)
Co-Brand Standards                                  8.2(a)
Cure Notice                                      9.3(a)(i)
DCR                                                    5.2
DonTech I                                         Recitals
DonTech II                                    Introduction
Expenses                                              15.1
Fee                                                 4.2(b)
First Option                                           6.4
Force Majeure                                        19.11
Initial Term                                           9.1
IYP Reseller Agreement                                 7.3
Losses                                                15.1
New ILEC Brand                                 10.1(a)(ii)
Non-Competition Agreement                              7.1
Parties                                       Introduction
Party                                         Introduction
Publisher Indemnified Parties                         15.2
Publisher Marks                                     8.2(a)
Publisher Obligations                              18.2(a)
Purchase Agreement                                Recitals
Purchaser                                          10.1(a)
Regulatory Changes                                 16.1(b)
Regulatory Notice                               9.3(a)(ii)
Renewal Term                                           9.1
Reserved Products                                      6.4
RHD Guarantee                                      19.2(b)
RHD Guaranteed Parties                             19.2(a)
RHD Obligations                                    19.2(a)
R. H. Donnelley Corporation                   Introduction
SBC                                           Introduction
SBC Directory Operations, Inc.                Introduction
SBC Guarantee                                      19.3(b)
SBC Guaranteed Parties                             19.3(a)
SBC Knowledge Ventures                        Introduction
SBC Licensor                                      Recitals
SBC Obligations                                    19.3(a)
Sold Territory                                     10.1(a)
Subscriber Listings Agreement                          7.2
Telecom Services Notice                        9.3(a)(iii)
Term                                                   9.1
Termination Event                                   9.3(a)
Termination Notice                                  9.3(a)

Visible Area                                        6.2(a)
White Pages Requirements                            4.2(c)

                                    ARTICLE 2

                               LICENSE TO PUBLISH

         SECTION 2.1 LICENSE TO PUBLISH. SBC Directory Operations hereby grants to Publisher a non-transferable (except as provided in Sections 9.5 and 19.1 of this Agreement), exclusive license, without the right to sublicense (except as provided in Section 19.4 of this Agreement), to produce, publish and distribute White Pages Directories in the Territory as the agent of SBC Directory Operations in the Territory on the terms and conditions set forth in this Agreement and the other Commercial Agreements and as necessary to comply with the Legal and Regulatory Requirements; provided, however, that nothing in this
Article 2 will be deemed to preclude SBC or any of its Affiliates from taking any actions or engaging in any activities (or authorizing a third party to take any actions or engage in any activities) not otherwise prohibited under the Non-Competition Agreement.

         SECTION 2.2 OFFICIAL PROVIDER. During the Term, Publisher will be the official and exclusive provider of Yellow Pages Directory services of the SBC Entities in the Territory as provided in the terms and conditions of this Agreement and the other Commercial Agreements.

         SECTION 2.3 PRINT DIRECTORY EXCLUSIVITY. Subject to the terms and conditions of this Agreement and the other Commercial Agreements, Publisher will have the exclusive right to (i) publish and distribute Print Directories and use the Licensed Marks in the Territory as contemplated in this Agreement and the other Commercial Agreements and (ii) solicit and sell Local and National yellow pages and white pages advertising for inclusion in such Print Directories.

                                    ARTICLE 3

                                TRADEMARK LICENSE

         SECTION 3.1 TRADEMARK LICENSE.

         (a) Subject to the terms and conditions of this Agreement, SBC Licensor hereby grants to Publisher a non-transferable (except as provided in Section 19.1), exclusive license to use, for the term of this Agreement, the Licensed Marks (i) on Print Directories and (ii) for related aspects of producing, publishing or distributing such directories and soliciting and selling advertising in connection therewith in the Territory, including on such items as sales collateral, stationary, contracts, invoices, customer correspondence, business cards and advertising and promotional materials.

             Any royalty associated with the license granted in this
Section 3.1(a) is to be paid as part of the Purchase Price (as defined in the Purchase Agreement) pursuant to the Purchase Agreement.

         (b) SBC Licensor shall not grant a license covering the Licensed Marks to any party that would permit any party to do any act that SBC is prohibited from doing under the Non-Competition Agreement.

         SECTION 3.2 USE OF TRADEMARK. Except as provided in Section 3.1, Publisher may not use the Licensed Marks in connection with any service or product or for any other purpose whatsoever, including any Telecom Services.

         SECTION 3.3 COMPLIANCE WITH BRANDING POLICIES.

         (a) Publisher must comply at all times with the Branding Policies for each Licensed Mark. In addition to the foregoing, Publisher must at all times use each Licensed Mark in a manner that will preserve and protect the goodwill, reputation and name of the Licensed Mark and of the SBC Entities with respect to the Licensed Mark. The Parties agree that the Branding Policies, Advertising Policies and White Pages Requirements are designed to preserve and protect the goodwill, reputation and name of the Licensed Mark and of the SBC Entities with respect to the Licensed Marks.

         (b) If Publisher's use of any Licensed Mark varies from the Branding Policies because of a change to the Branding Policies pursuant to Section 8.1 of this Agreement or the Licensed Marks by SBC Licensor, Publisher (i) may exhaust its existing stocks of materials displaying the Licensed Mark within a commercially reasonable period of time and (ii) will be permitted to produce, publish and distribute Print Directories containing the Licensed Marks which have a Business Office Close Date that is less than 120 days after the date of receipt of notice by Publisher from SBC Directory Operations or SBC Licensor of such change to the Branding Policies or the Licensed Marks. If Publisher's use of any Licensed Mark varies from this Agreement, including the Branding Policies, for any reason other than a change to the Branding Policies or the Licensed Marks by SBC Licensor, Publisher shall as promptly as is practicable cease using all materials displaying the Licensed Mark in violation of this Agreement, including the Branding Policies and the Co-Brand Standards.

         SECTION 3.4 RESERVATION OF RIGHTS. SBC Licensor reserves all rights in and to the Licensed Marks not otherwise expressly granted to Publisher hereunder.

         SECTION 3.5 CO-BRANDING. Publisher shall not use any other trademark, service mark, phrase, word or symbol, whether owned by Publisher, its Affiliates or by third parties, in conjunction with the Licensed Marks, except as provided in Section 8.2 of this Agreement.

         SECTION 3.6 SIMILAR MARKS. Publisher and its Affiliates shall not use or seek to register as trademarks:

         (a) any trademark or phrase which is confusingly similar to any Licensed Mark; or

         (b) any word, symbol, character, or set of words, symbols, or characters, which in any language would be identified as substantially or materially the equivalent of a Licensed Mark.

         SECTION 3.7 PROPRIETARY RIGHTS; LEGENDS. Publisher's use of the Licensed Marks that are registered with the U.S. Patent and Trademark Office on the services and products authorized by this Agreement shall include use of the notice of registration -
(R) - at least one time on each good or service in a manner that is visible to the public.

         SECTION 3.8 CORPORATE OR BUSINESS NAME. Publisher shall not use any Licensed Mark or the name "SBC" or any substantially or materially equivalent mark or name in its corporate or business name, nor allow its Affiliates to use any Licensed Mark or the name "SBC" in their respective corporate or business names. Furthermore, Publisher and its Affiliates shall not use any corporate or business name or any mark, logo or indicia that suggests in any manner that Publisher or its Affiliates are a subsidiary of or affiliated with the SBC Entities; provided, however, that Publisher may suggest and hold itself out as having the rights provided to Publisher pursuant to Article 2 of this Agreement. The Parties acknowledge that any use of the Licensed Marks by Publisher in accordance with Sections 3.1, 8.1 and 8.2 of this Agreement will not violate this Section 3.8.

         SECTION 3.9 APPROVAL OF MATERIALS. Publisher shall provide to SBC Licensor for approval prior to publication reasonable samples of any material on which a Licensed Mark appears and which has not been previously approved in the same or substantially the same form, and Publisher agrees to modify any Print Directory, packaging, labels, advertising and other material if the use of a Licensed Mark is not in accordance with the provisions of this Agreement, including the Branding Policies. Publisher shall provide to SBC Licensor for review and approval representative samples of Publisher's proposed use of the Licensed Marks whenever such samples are not consistent with the provisions of this Agreement or the Branding Policies. In the event that SBC Licensor does not notify Publisher within 10 business days of its receipt of any such samples that it disapproves of Publisher's proposed use of the Licensed Marks, SBC Licensor shall be deemed to have approved of such use.

         SECTION 3.10 RIGHTS TO THE LICENSED MARKS.

         (a) Interest in Licensed Marks. Publisher agrees that the Licensed Marks are proprietary to SBC Licensor and nothing in this Agreement constitutes the grant of a general license for their use; rather, they may only be used in accordance with the terms and conditions of this Agreement. SBC Licensor represents and warrants that (i) to the best of its knowledge SBC Licensor owns all right, title and interest (including the goodwill) in and to the Licensed Marks for use on Print Directories and (ii) the execution and performance of this Agreement by SBC Licensor will not breach any other agreement or license relating to the Licensed Marks. In accepting this Agreement, Publisher acknowledges SBC Licensor's ownership of the Licensed Marks, the goodwill connected with them and the validity of the Licensed Marks. Publisher acquires no right, title, or interest in the Licensed Marks or the goodwill associated with the Licensed Marks due to its use of the Licensed Marks, other than the right to use the Licensed Marks in accordance with the terms and conditions of this Agreement. Use of the Licensed Marks by Publisher and its Affiliates inures to the benefit of SBC Licensor. Neither Publisher nor its Affiliates will attack the Licensed Marks in any manner whatsoever (including, without limitation, lawsuits, oppositions and cease and desist letters) nor assist anyone in attacking the Licensed Marks.

         (b) Registration of Marks by Publisher. Publisher agrees that neither it nor any of its Affiliates will make any application to register the Licensed Marks, nor adopt, use, license, make an application to register or register any trademark, service mark or trade name that is confusingly similar to a Licensed Mark, during and after expiration or termination of this Agreement.

         (c) Registration of Marks by SBC Licensor. SBC Licensor shall maintain the federal registration of all Licensed Marks that are registered with the United States Patent and Trademark Office throughout the Term, to the extent such Licensed Marks continue to be registrable. SBC Licensor shall bear all expenses relating to the prosecution of any application or maintenance of any registration issued pursuant to this provision. At the request of SBC Licensor, Publisher shall take all reasonable actions necessary to assist with the prosecution of any application under this provision and the filing of any document or other materials required to maintain any registration issued pursuant to this provision.

         SECTION 3.11 TERMINATION OR EXPIRATION OF THIS AGREEMENT. This Section
3.11 shall survive the termination or expiration of this Agreement. On the termination or expiration of this Agreement or the exercise by the SBC Entities of its rights under clause (i) of the first sentence of Section 9.5(a) of this Agreement, all rights granted to Publisher under this Agreement in and to the Licensed Marks, together with any interest in and to the Licensed Marks which Publisher may have or may have acquired pursuant to this Agreement or otherwise, shall forthwith, without further act or instrument, be assigned to and revert to SBC Licensor. In addition, Publisher shall execute any reasonable instruments prepared at the sole expense of and requested by SBC Licensor that are necessary to accomplish or confirm the foregoing. Publisher shall destroy all materials in Publisher's possession which contain the Licensed Marks within a reasonable period after the termination or expiration of the Agreement; provided, however, that Publisher shall be permitted to produce, publish and distribute the Print Directories containing the Licensed Marks which have a Business Office Close Date preceding the date of the termination or expiration of this Agreement; and provided, further, that Publisher may retain copies of documents containing the Licensed Marks for archival purposes. Publisher shall refrain from further use of the Licensed Marks, or any other trademark, service mark, trade name, design or logo that is confusingly similar to the Licensed Marks. Publisher acknowledges and admits that there would be no adequate remedy at law for its failure to cease use of the Licensed Marks upon termination of this Agreement. Publisher agrees that, in the event of such failure, SBC Licensor will be entitled to seek equitable relief by the way of temporary, preliminary and permanent injunction, and seek further relief as any court with jurisdiction may deem just and proper.

         SECTION 3.12 INFRINGEMENT.

         (a) Notice of Infringement. Publisher shall promptly notify SBC Licensor of any infringement of any of the Licensed Marks that comes to its attention. SBC Licensor may take such action that it determines, in its sole discretion, to terminate the infringement. SBC Licensor shall promptly notify Publisher of any infringement of any of the Licensed Marks only in connection with the uses identified in Section 3.1(a) of this Agreement that comes to its attention. If SBC Licensor decides that action should be taken, SBC Licensor may take the action either in its own name or, alternatively, SBC Licensor may authorize Publisher to initiate the action in SBC Licensor's name, at SBC Licensor's sole cost and expense.

         (b) Defense by Publisher. If SBC Licensor does not decide to take any action with respect to such infringement, then Publisher may request in writing to prosecute such action at Publisher's expense and Publisher may take such action only with SBC Licensor's prior written consent, which shall not be unreasonably withheld. Publisher and SBC Licensor will keep each other apprised of all material developments in such case and will make no settlement of the action that could impair the goodwill or reputation of the Licensed Marks. In the event that SBC Licensor reasonably determines that any action is likely to result in an adverse effect on the enforceability or validity of the Licensed Marks or otherwise prejudice SBC Licensor, it shall promptly notify Publisher and Publisher shall promptly cease further proceedings.

         (c) Cooperation. SBC Licensor and Publisher agree to cooperate fully with the other party to whatever extent necessary to prosecute any action with all expenses being borne by the party bringing the action, or shared equally, if the parties agree to both prosecute the action.

         (d) Damages. The party which bears the expenses of any action(s) to enforce a Licensed Mark shall be entitled to all damages, settlement amounts or other recovery in connection with such action.

         SECTION 3.13 FURTHER PROTECTION. At the reasonable request of SBC Licensor and at SBC Licensor's sole expense, Publisher shall execute any papers or documents necessary to protect the rights of SBC Licensor in the Licensed Marks and execute and deliver any other documents as may be reasonably requested by SBC Licensor.

                                    ARTICLE 4

                          GENERAL PUBLISHER OBLIGATIONS

         SECTION 4.1 GENERAL. Except for the obligations of any SBC Entity specifically set forth under this Agreement and the other Commercial Agreements, as between the Parties, Publisher will be responsible for all activities relating to the production, publication and distribution of Print Directories, including, but not limited to, the following:

         (a) the printing of Print Directories;

         (b) the compilation and layout of Print Directories;

         (c) the purchasing of paper and other raw materials necessary to produce Print Directories;

         (d) information technology services necessary to produce, publish and distribute Print Directories;

         (e) the marketing and promotion of Print Directories;

         (f) all customer care, sales, billing and collection activities relating to Directory Advertising;

         (g) the preparation of advertisements for Print Directories;

         (h) subject to Article 16, all actions that are necessary to enable the SBC Telcos to comply with the Legal and Regulatory Requirements;

         (i) the distribution of Print Directories; and

         (j) certain other matters related to Print Directories as specifically set forth in this Agreement.

         Notwithstanding the foregoing, Publisher's obligation to publish and distribute any White Page Directory shall be suspended during any period in which the Legal and Regulatory Requirements do not require any SBC Entity to publish or distribute such White Page Directory.

         SECTION 4.2 WHITE PAGES DIRECTORIES.

         (a) Publisher will act as the agent for SBC Directory Operations with respect to White Pages Directories and will be responsible for all operational aspects of producing, publishing and distributing White Pages Directories, except that employees of SBC Directory Operations will continue to supervise and manage the SBC Telco employees who maintain the Subscriber Listing Information database. Publisher will include a Standard Listing in each applicable White Pages Directory as required by the Legal and Regulatory Requirements for each Subscriber based on the Subscriber Listing Information provided to Publisher by the SBC Telcos pursuant to the Subscriber Listings Agreement.

         (b) Publisher will be financially responsible for all aspects of the production, publication and distribution of White Pages Directories. During the three-year period immediately following the date of this Agreement, SBC Directory Operations will provide to Publisher, and Publisher will purchase from SBC Directory Operations Subscriber Listing Information for its White Pages Directories and Publisher will pay to SBC Directory Operations a quarterly fee therefor in arrears equal to $250,000 for the first year, $200,000 for the second year and $150,000 for the third year. After this three year period, Publisher will purchase Subscriber Listing Information for its White Page Directories under the Subscriber Listing Agreement. Any additional formatting or data management services will be performed by the relevant SBC Entities only if the Parties subsequently agree to do so and then only pursuant to a separate agreement among the Parties.

         (c) Publisher shall use its commercially reasonable efforts to comply with SBC Directory Operations' requirements for producing White Pages Directories on behalf of the SBC Telcos, which are set forth in Exhibit F (the "White Pages Requirements") as such requirements may be changed from time to time by SBC Directory Operations as provided in the next sentence or as required by changes in the Legal and Regulatory Requirements; provided, however, that no failure to comply with the White Page Requirements shall give rise to a right of termination under Section 9.3. SBC Directory Operations may make changes from time to time to the White Pages Requirements (other than those required by changes in the Legal and Regulatory Requirements), if SBC Directory Operations makes such changes on a non-discriminatory basis with respect to substantially all comparable print directories published by the SBC Entities and notifies Publisher in writing of such changes, in which case Exhibit F shall be deemed to have been amended by such changes upon delivery of such notice; provided, however, that if any such notice is delivered less than 120 days prior to the Business Office Close Date for any White Pages Directory, then the changes effected by such notice shall not become effective as to such White Pages Directory until its next publication. Notwithstanding the foregoing, SBC Directory Operations may not materially increase the level of detail or specificity of the White Pages Requirements beyond the level contained in Exhibit F as of the date of this Agreement unless required by the Legal and Regulatory Requirements.

         SECTION 4.3 YELLOW PAGES LISTING. Publisher will purchase Subscriber Listing Information for its Yellow Page Directories pursuant to the Subscriber Listing Agreement and will include a Standard Listing in each such Yellow Pages Directory for each business Subscriber based on such Subscriber Listing Information.

         SECTION 4.4 TELCO-SOLD WHITE PAGES PRODUCTS. Publisher will include in each applicable White Pages Directory all Telco-Sold White Pages Products sold by the SBC Telcos for such White Pages Directory to the extent that (a) the applicable SBC Telco timely provides such Telco-Sold White Pages Products to Publisher and (b) such Telco-Sold White Pages Products do not conflict with any Legal and Regulatory Requirements. As between the SBC Entities and the RHD Entities, the SBC Entities (other than SBC Directory Operations) will maintain the exclusive right to sell Telco-Sold White Pages Products and such SBC Entities will be entitled to bill for and retain all revenue for Telco-Sold White Pages Products sold by them. All other products sold with respect to White Page Directories shall be sold by Publisher. The Parties will cooperate to avoid conflicts in sales channels in connection with the activities described in this
Section 4.4.

         SECTION 4.5 GEOGRAPHIC COVERAGE AREA. Publisher will be entitled to determine each Print Directory's Geographic Coverage Area, except that (a) Publisher may not expand the scope of any White Pages Directory's Geographic Coverage Area to include areas outside of the Territory and (b) Publisher may not decrease the scope of any White Pages Directory's Geographic Coverage Area without the prior written consent of SBC Directory Operations, which will not be unreasonably withheld, except that SBC Directory Operations' consent shall not be required (i) in the event Publisher decreases the scope of any underlay White Pages Directory so long as Publisher distributes to the affected Subscribers a White Pages Directory that covers the entire Geographic Coverage Area or (ii) with respect to a White Pages Directory not required to be published by the Legal and Regulatory Requirements; provided, that Publisher gives SBC Directory Operations notice of such changes in scope with respect to the foregoing clause
(i) or (ii) at least 120 days prior to the Business Office Close Date for any such White Pages Directory. Without limiting the foregoing, if Publisher expands or decreases the scope of any Print Directory's Geographic Coverage Area that includes Listings required under agreements with CLECs or any Other ILEC, at least 45 days prior to the effective date of such change in scope, Publisher will provide (a) written notice of such change, (b) updated community scoping information as required by SBC Directory Operations and (c) a schedule of any Subscribers with existing paid foreign listings that will become local listings as a result of such change in scope. Subject to Article 16, Publisher will ensure that the Geographic Coverage Area of the Print Directories includes all geographic areas that are required in order to comply with the Legal and Regulatory Requirements. As of the date of this Agreement, SBC Directory Operations has delivered information that generally identifies the Geographic Coverage Area for each Print Directory. Upon reasonable request, Publisher will provide to SBC Directory

Operations coverage maps and other information that generally identifies the Geographic Coverage Area for each Print Directory. None of the foregoing shall preclude Publisher from publishing or distributing underlay directories or changing their scoping in the Territory so long as the Legal and Regulatory Requirements are satisfied. Publisher will rescope the Geographic Coverage Area for any White Pages Directory as requested by SBC Directory Operations if SBC Directory Operations reimburses Publisher for all incremental costs and expenses it incurs.

         SECTION 4.6 INTERFILING. If required by the Legal and Regulatory Requirements, Publisher will Interfile the Listings in a Print Directory in accordance with such requirements. If not required by the Legal and Regulatory Requirements, Publisher may Interfile the Listings in a Print Directory in any manner not inconsistent with such requirements. Interfiled Listings will be indistinguishable from Listings of other Subscribers in the applicable Print Directory. SBC Directory Operations may submit to Publisher for its consideration caption listings in SBC Directory Operations' preferred format, except that the methodology used and format for Interfiling caption listings will be mutually agreed between SBC Directory Operations and Publisher. Publisher will use commercially reasonable efforts to provide SBC Directory Operations with written notice at least 120 days prior to the Business Office Close Date if Publisher intends to modify a White Pages Directory in order to effect Interfiling and/or business-residence splits.

         SECTION 4.7 INFORMATION PAGES.

         (a) To the extent necessary to satisfy the Legal and Regulatory Requirements, at Publisher's sole cost and expense, SBC Directory Operations may specify the following for the Information Pages in any Print Directory (i) content (including copy, layout, color and paper type) of pages, (ii) placement of pages and (iii) number of pages, and SBC Directory Operations' specifications may be different for each Print Directory. At SBC Directory Operations' sole cost and expense, SBC Directory Operations may issue additional specifications for Information Pages to be included in a Print Directory if they are reasonable and consistent with the Legal and Regulatory Requirements and Information Pages included by SBC Directory Operations in other comparable print directories. Publisher will include and publish the Information Pages as so specified by SBC Directory Operations without alteration; provided, that Publisher may make changes to the Information Pages that are not inconsistent with SBC Directory Operations' specifications with SBC Directory Operations' consent, which shall not be unreasonably withheld. Publisher will not be obligated to publish any content with respect to the Information Pages that primarily promotes a party other than SBC and its Affiliates, except in accordance with the Legal and Regulatory Requirements. Publisher will have the right to determine the format, style, content and number of all other information pages in the Print Directories, except as otherwise provided in this Agreement and the other Commercial Agreements.

         (b) In order for information to be included in the Information Pages section of a White Pages Directory, SBC Directory Operations must provide adequate information to Publisher by the appropriate dates (as set forth in the Publication Schedule) for that White Pages Directory. In order for any changes to be made to information in the Information Pages section of a White Pages Directory prior to publication of that White Pages Directory, SBC Directory Operations must return proofs to Publisher by the appropriate dates (as set forth in the Publication Schedule for that White Pages Directory).

         SECTION 4.8 WAREHOUSING; INITIAL AND SECONDARY DISTRIBUTION.

         (a) Warehousing. Publisher will be responsible for warehousing Print Directories in quantities sufficient to perform the Initial Distributions and Secondary Distributions and will warehouse such Print Directories in quantities sufficient to distribute such Print Directories in accordance with the Legal and Regulatory Requirements.

         (b) Distribution Services. Publisher will produce, publish and distribute Print Directories with such frequency as is required to comply with the Legal and Regulatory Requirements. Unless otherwise required by the Legal and Regulatory Requirements, Publisher may determine the number and distribution means (subject to this Section 4.8(b)) of Print Directories to be delivered to each Subscriber. Publisher will distribute at no cost to the SBC Entities a reasonable number of Print Directories to the SBC Entities' offices and sites for administrative use. Publisher also will fulfill, at its expense, reasonable requests for additional copies of Print Directories to be delivered to local, state, regional or national governmental agencies. Publisher will use its commercially reasonable efforts to meet or exceed the service levels for the Initial Distributions and the Secondary Distributions set forth on Exhibit G.

         (c) Ride Along Deliveries. Subject to Section 6.2 of this Agreement, Publisher may distribute other materials with Print Directories, including advertising, marketing or promotional materials distributed by Publisher or others, at Publisher's reasonable discretion.

         (d) Additional Directories. Publisher will provide additional copies of Print Directories to Subscribers upon reasonable terms and conditions. Upon SBC Directory Operations' request, Publisher will provide SBC Directory Operations with additional copies of Print Directories at most favored customer pricing to be re-sold by SBC Directory Operations to customers outside the Territory.

         SECTION 4.9 ACCURACY. Publisher will work cooperatively with SBC Directory Operations and use commercially reasonable efforts to ensure that the Standard Listings are accurate; provided, that the Parties recognize that the accuracy of the Standard Listings is based primarily upon the information delivered by the SBC Telcos to Publisher under the Subscriber Listings Agreement.

         SECTION 4.10 QUERIES. Publisher will provide SBC Directory Operations with contact numbers for queries concerning services to be provided by Publisher under this Agreement, and will use commercially reasonable efforts to respond to such queries within a timely fashion.

         SECTION 4.11 PUBLICATION SCHEDULE. Publisher may modify the Publication Schedule from time to time to reflect changes in the publication cycles of the Print Directories, including changes to Business Office Close Dates, provided that such modifications do not conflict with any Legal and Regulatory Requirements or the proviso in the next sentence; and provided, further, that if such modification conflicts with any Legal or Regulatory Requirements and Publisher so requests, then SBC Directory Operations will use commercially reasonable efforts (taking into account the SBC Entities' other dealings and relationships with the relevant regulators) to cause such Legal and Regulatory Requirements to be changed so as to permit such modification and Publisher shall reimburse the SBC Entities for any reasonable out-of-pocket expenses they incur in connection therewith. Publisher will provide SBC Directory Operations with prompt written notice of any changes to the Publication Schedule, and such revised Publication Schedule shall be deemed to be incorporated as part of the terms and conditions of this Agreement in replacement of the prior Publication Schedule; provided, however, Publisher may not change the Publication Month of any Print Directory without giving written notice of such change to SBC Directory Operations at least 120 days prior to the Business Office Close Date for such Print Directory.

         SECTION 4.12 REGULATORY/LEGAL MATTERS COOPERATION. Each Party will promptly notify the other Party of, and at either Party's request, the other Party will cooperate with such Party with respect to, any inquiry, investigation, formal or informal complaint, lawsuit or docket relating to the matters covered by this Agreement begun or threatened by any regulatory or judicial entity with jurisdiction over such Party. Publisher will cooperate with SBC Directory Operations with respect to legal efforts to change legislation or regulations in an effort to minimize directory publication costs. As between the Parties, the SBC Entities will have sole responsibility for all discussions, communications and other interactions with governmental or regulatory authorities with respect to existing or prospective Legal and Regulatory Requirements; provided, that the RHD Entities may have any such discussions, communications or interactions if they give SBC Directory Operations reasonable prior notice and the right to participate in each of any such discussions, communications or interactions and, in the case of written correspondences, the right to receive copies thereof; and provided, further, that SBC Directory Operations will reasonably consult with Publisher on any such discussions, communications or interactions which relate to the Publisher Business. In any discussions, communications or interactions with governmental or regulatory authorities, Publisher will make it clear that it does not represent, or otherwise have authority to speak for or bind, any SBC Entity.

         SECTION 4.13 COMPLAINTS. Publisher will have the responsibility for responding to complaints relating to the Print Directories or to any Directory Advertising. Publisher will not, and will use commercially reasonable efforts to cause its employees and other representatives not to, make any oral or written statements to Subscribers which are of a negative or critical nature concerning any SBC Entity or its operations. SBC Directory Operations will promptly refer any such complaints to Publisher for its response. Publisher will use commercially reasonable efforts to resolve such complaints. Upon request by Publisher, SBC Directory Operations will cooperate with Publisher in order to resolve the complaints arising out of the services provided by Publisher. Publisher will use its commercially reasonable efforts to direct to SBC Directory Operations all calls received by Publisher that were intended for any SBC Entity.

         SECTION 4.14 RECYCLING SERVICES. Publisher will handle recycling activities, if any, associated with the recovery of old Print Directories in a manner consistent with complying with the Legal and Regulatory Requirements. Publisher will use commercially reasonable efforts to comply with any industry guidelines or standards with respect to the recycling of Print Directories and the use of recycled materials to the extent (but only to the extent) that the SBC Entities are complying with such guidelines and standards with respect to substantially all comparable print directories published by them.

         SECTION 4.15 AGREEMENTS WITH CLECS AND OTHER ILECS. Publisher will include in each publication of each Print Directory all information with respect to CLECs and Other ILECs and their Subscribers required by the Legal and Regulatory Requirements if Publisher receives such information prior to the Business Office Close Date for such publication or as otherwise required by the Legal and Regulatory Requirements. Publisher will treat Listings from CLECs and Other ILECs in the same manner as it treats Listings from the SBC Telcos, and as required in order to comply with the Legal and Regulatory Requirements.

         SECTION 4.16 ADDITIONAL LISTING INFORMATION.

         (a) As permitted by applicable privacy and other laws or the respective privacy policies of the Parties, Publisher may request that SBC Directory Operations provide to Publisher for inclusion in the Listings additional information in the SBC Telcos' possession that the SBC Telcos are not required to publish pursuant to the Legal and Regulatory Requirements. SBC Directory Operations will be required to provide such information if the incremental cost in the aggregate to the SBC Entities resulting from providing the information is de minimis, or if Publisher agrees to reimburse such SBC Entities for such incremental cost.

         (b) Subject to applicable privacy and other laws and the respective privacy policies of the Parties, SBC Directory Operations may request that Publisher include in the Listings additional information concerning Subscribers that SBC Directory Operations is not required to publish pursuant to the Legal and Regulatory Requirements. Publisher will be required to provide such information in the Listings if the incremental cost to Publisher in the aggregate resulting from the inclusion of the information is de minimis (in which case such cost will be borne by Publisher), or if SBC Directory Operations agrees to reimburse Publisher for such cost; provided, that Publisher will not be required to provide such information in the Listings if it would be contrary to directory publishing industry standards. Otherwise, the Parties will discuss in good faith the terms and conditions upon which such information may be included in the Listings. If the provision of any such additional information represents a revenue opportunity, Publisher shall be entitled to sell or otherwise provide such additional information and recognize all revenues in connection therewith under this Agreement.

         (c) Notwithstanding the foregoing, Publisher will continue to include all Subscriber Listing Information with respect to each Print Directory consistent with the Legal and Regulatory Requirements.

         SECTION 4.17 SBC PRODUCT REFERRALS. Publisher will use its commercially reasonable efforts to refer all Subscribers and all other customers of Publisher in the Territory, who are interested in purchasing products and services from SBC or its Affiliates, to the appropriate SBC Entity; provided, however, that Publisher's obligations pursuant to the foregoing shall be limited to the products and services listed in Exhibit H hereto (as it may be amended from time to time by written notice to Publisher from SBC Directory Operations) and the referral instructions set forth on such Exhibit. SBC Directory Operations may make programs used by any directory publishing Affiliate of SBC Directory Operations outside the Territory available to Publisher, and Publisher may elect to use such programs, for the purpose of conveying such referrals to the appropriate SBC Entity.

                                    ARTICLE 5

                        GENERAL OBLIGATIONS OF AMERITECH
                          AND SBC DIRECTORY OPERATIONS

         SECTION 5.1 DISTRIBUTION INFORMATION; DELIVERY QUANTITIES. Ameritech will cause the SBC Telcos to provide Publisher with all Subscriber distribution information, including non-published and non-listed Subscriber mailing and hand-delivery information, including zip codes, in the SBC Telcos' possession reasonably required by Publisher to perform its distribution obligations under this Agreement. Publisher shall use this information solely in connection with the delivery of Print Directories under this Agreement. Ameritech will also cause the SBC Telcos to provide to Publisher, at no charge, all street mailing addresses associated with each Subscriber's enhanced 911 service if and to the extent that such information is available and is then being provided to SBC Directory Operations for distribution purposes for substantially all of its comparable print directories. Upon Publisher's request, SBC Directory Operations will provide Publisher with additional copies of any print directories published outside the Territory by SBC Directory Operations or its Affiliates and comparable to the Print Directories at most favored customer pricing to be re-sold by Publisher to any customer inside or outside the Territory.

         SECTION 5.2 DIRECTORY SALES-INITIATED CHANGES. Ameritech will cause the SBC Telcos, to the extent commercially practicable with their respective existing systems, to timely process Listing changes submitted to them via the Directory Change Request form (the "DCR") from Publisher's sales representatives. In addition, Ameritech will cause the SBC Telcos to process Listing changes and queries submitted to them via the form 3235 timely, or any later-created variation of that form, from certified marketing representatives who sell national Directory Advertising. In processing these Listings changes, the SBC Telcos will correct their Listing databases as directed on the DCR or the form 3235.

         SECTION 5.3 ACCURACY. Ameritech will cause the SBC Telcos to work cooperatively with Publisher and use their commercially reasonable efforts to ensure that Subscriber Listing Information and Listing Information Updates are accurate and complete, including by properly designating the appropriate Subscriber Listing Information of non-published and unlisted and "address omitted" Subscribers. In the event that SBC Directory Operations notifies Publisher that non-published and unlisted and "address omitted" Subscribers have been included in Subscriber Listing Information delivered to Publisher for inclusion in Print Directories, Publisher will use commercially reasonable efforts to (a) cease further production or distributions of such Print Directories and (b) take such other remedial actions as SBC Directory Operations shall request, in each case, to the extent the foregoing action is reasonable and not inconsistent with remedial action undertaken by SBC Directory Operations in the three most recent instances involving comparable facts and circumstances in comparable print directories published by it outside the Territory. The cost of any such remedy or cure will be at Publisher's expense except to the extent that the inclusion relates to Subscriber Listing Information provided to Publisher by an SBC Telco solely with respect to Persons who fall within clause
(i) of the definition of Subscriber or was caused primarily by a breach of an SBC Entity's obligations to a CLEC or Other ILEC or by an act of an SBC Entity (other than simply passing information from a CLEC or Other ILEC to Publisher in the same format received from such CLEC or Other ILEC). The cost of any such remedy or cure which is not at Publisher's expense shall be paid or reimbursed by SBC Directory Operations.

         SECTION 5.4 COMPLAINTS RELATING TO THE SBC TELCOS' SERVICES. The SBC Telcos will have the responsibility for responding (and Ameritech will cause them to respond) to complaints relating to Telco-Sold White Pages Products or local telephone service. Ameritech will cause the SBC Telcos not to, and will cause the SBC Telcos to use their commercially reasonable efforts to cause its employees and other representatives not to, make any oral or written statements to potential or actual advertisers which are of a negative or critical nature concerning any RHD Entity or its operations. In accordance with the procedures set forth in Exhibit N, Publisher will use its commercially reasonable efforts to refer any such complaints to the SBC Telcos for their response. Ameritech will cause the SBC Telcos to use commercially reasonable efforts to resolve such complaints. Upon request by the SBC Telcos, Publisher will cooperate with the SBC Telcos in order to resolve the complaints arising out of Telco-Sold White Pages Products or the services provided by the SBC Telcos.

         SECTION 5.5 QUERIES. Ameritech will cause the SBC Telcos to provide Publisher with contact numbers for queries concerning services provided by the SBC Telcos to Publisher under this Agreement. Ameritech will cause the SBC Telcos to respond to any such queries in a timely fashion.

         SECTION 5.6 REFERRALS. SBC Directory Operations will use its commercially reasonable efforts to refer to Publisher all Subscribers interested in purchasing Directory Advertising in the Territory. Publisher will provide contact information for this purpose to SBC Directory Operations. Ameritech will cause the SBC Telcos to use their commercially reasonable efforts to direct to Publisher all calls received by the SBC Telcos that were intended for Publisher or that relate to Directory Advertising.

         SECTION 5.7 ALPPS/ACIS. SBC Directory Operations will dedicate one of its employees to process and respond to reasonable requests by Publisher for information from SBC Telcos' ALPPS and ACIS systems (or successor systems).

                                    ARTICLE 6

                              DIRECTORY ADVERTISING

         SECTION 6.1 STANDARDS AND GUIDELINES. Publisher will comply with the advertising standards and guidelines under the heading "Mandatory Compliance Policies" in Exhibit I hereto (as modified from time to time in accordance with the next sentence, the "Mandatory Policies") and will use its commercially reasonable efforts to comply with the advertising standards and guidelines under the heading "General Compliance Policies" in such Exhibit I (as modified from time to time in accordance with the next sentence, the "General Policies" and, collectively with the Mandatory Policies, the "Advertising Policies"); provided, however, that no failure to comply with the General Policies shall give rise to a right of termination under Section 9.3. If SBC Directory Operations subsequently changes any of those advertising standards and guidelines on a non-discriminatory basis with respect to substantially all comparable print directories published by it or its Affiliates and SBC Directory Operations notifies Publisher in writing of such changes,

Exhibit I shall be deemed to have been amended by such changes upon delivery of such notice to the Publisher; provided, however, that if any such notice is delivered after the commencement of advertising sales for any Print Directory, then the changes effected by such notice shall not become effective as to such Print Directory until its next publication. Notwithstanding the foregoing, (i) no such change to the Mandatory Policies shall be effective unless the comparable directories with respect to which such change was made are in substantial compliance with such change and (ii) SBC Directory Operations may not materially increase the level of detail or specificity of the Advertising Policies beyond the level contained in Exhibit I as of the date of this Agreement unless required by the Legal and Regulatory Requirements.

         SECTION 6.2 RESTRICTIONS ON ADVERTISING. Publisher may not (x) sell or include in any Print Directory any Premium Advertising Products for any Telecom Competitor, (y) sell or include on the front or back cover, or tip-ons adhering to the cover, or spine or edge of any Print Directory or any other part of any Print Directory, including without limitation tabbed inserts, that is visible from the outside (collectively, "Visible Areas") any Premium Advertising Products for any Telecom Service (other than those provided by an SBC Entity), or permit any branding of any Print Directory with any name or brand of a Telecom Competitor which is not an Approved Publisher Mark or Telecom Service (other than those provided by an SBC Entity), or (z) during the Term (as defined in the IYP Reseller Agreement), sell or include in any Print Directory any Premium Advertising Product for any Existing IYP Directory or Future Electronic Directory (other than SMARTpages (as defined in the IYP Reseller Agreement)) unless Publisher makes available on such Print Directory at no cost to SBC Directory Operations comparable (in terms of type, size, visibility and prominence) Premium Advertising Products for SMARTpages, except (i) as required by law or the Legal and Regulatory Requirements, (ii) with SBC Directory Operations' prior written consent or (iii) as required by Publisher in order to avoid a breach of any contract relating to the Publisher Business entered into prior to the date of this Agreement by any Person acquired by RHD.

         SECTION 6.3 SBC ADVERTISING. Subject to Section 6.6, Publisher will provide SBC and its Affiliates access to, and pricing for, all Directory Advertising on a most-favored-customer basis for similarly situated customers that are purchasing equivalent volumes and types of advertising, including products that are subject to the right of first option pursuant to Section 6.4 of this Agreement except that such most-favored-customer terms for such advertising products will not be available to any SBC Entity during the 30 days prior to the applicable Business Office Closing Date of a particular Print Directory.

         SECTION 6.4 OPTION ON PREMIUM ADVERTISING. The SBC Entities will have a first option with respect to the purchase of all Premium Advertising Products offered in each Print Directory as contemplated by the provisions of this
Section 6.4 (the "First Option"). Before November 1, 2004, Publisher will provide SBC Directory Operations a list of Print Directories with publication dates between July 1, 2005 and December 31, 2005, specifying those Premium Advertising Products available for purchase by the SBC Entities ("Available Products") and those Premium Advertising Products sold to another party in the immediately prior version of the applicable Print Directory ("Reserved Products"). Beginning in 2005, on or prior to April 1st of each year Publisher will provide SBC Directory Operations with a list of both Available Products and Reserved Products for all Print Directories with publication dates between January 1st and June 30th of the following year and on or prior to November 1st of each year Publisher will provide SBC Directory Operations with a list of both Available Products and Reserved Products for all Print Directories with publication dates between July 1st and December 31st of the following year. This notice shall include a description of such Available Products and Reserved Products, the pricing for such products consistent with Section 6.3 of this Agreement, and the sales canvass commencement date for the applicable Print Directory. The SBC Entities, or any of them, may exercise the First Option by providing Publisher with a notice of exercise within 30 days after receipt of notice. This notice of exercise must specify the Premium Advertising Product(s) for which the First Option is exercised, and must specify whether it relates to Available Products, Reserved Products or both. If the SBC Entities exercise the First Option with respect to Available Products, then the SBC Entities shall be required to purchase those Available Products on the terms specified by Publisher in its notice. If the SBC Entities exercise the First Option with respect to Reserved Products, then the SBC Entities shall be required to purchase, on the terms specified by Publisher in its notice, those Reserved Products only upon their becoming Available Products due to the non-renewal (for whatever reason) of the Reserved Product by the prior advertiser. If the SBC Entities do not exercise the First Option with respect to any Available Product within 30 days of notice, the First Option shall expire and, subject to Section 6.2 of this Agreement, Publisher shall be permitted to sell the Premium Advertising Products for the applicable Print Directory to third parties (at a price at equivalent volumes not less than that last offered to the SBC Entities for similar quantities or size) as well as the SBC Entities. Any Premium Advertising Products purchased by the SBC Entities, whether pursuant to an exercise of the First Option or made after the sales canvass commencement date for the applicable Print Directory, will be subject to the most-favored-customer provision set forth in Section 6.3 of this Agreement. An SBC Entity will pay Publisher for any Premium Advertising Products purchased within 60 days of receipt of an invoice from Publisher.

         SECTION 6.5 PRODUCTS AND SERVICES. Except as prohibited by law or as otherwise provided herein, Publisher will offer the SBC Entities all products and services that it offers other third parties on a non-discriminatory basis.

         SECTION 6.6 SBC ENTITIES MINIMUM SPEND. Subject to Section 6.3, in each of the initial three years of the Term, the SBC Entities will purchase through the SBC Entities' certified marketing representatives Directory Advertising in Publisher's Print Directories with an aggregate purchase price (including commissions) of $1.5 million per year. The amount paid to Publisher for such advertising will be net of commissions.

         SECTION 6.7 OUT-OF-AREA SALES. Each of SBC and RHD and their respective Affiliates may sell advertising inside or outside the Territory for any print directory they publish which is not prohibited by this Agreement or the other Commercial Agreements.

                                    ARTICLE 7

                           OTHER COMMERCIAL AGREEMENTS

         SECTION 7.1 NON-COMPETITION AGREEMENT. On the date hereof, SBC and RHD will enter into the Non-Competition Agreement in the form attached hereto as Exhibit J (the "Non-Competition Agreement").

         SECTION 7.2 SUBSCRIBER LISTINGS AGREEMENT. On the date hereof, the SBC Entities and RHD Entities party thereto will enter into the Ameritech Directory Publishing Listing License Agreement in the form attached hereto as Exhibit K (the "Subscriber Listings Agreement").

         SECTION 7.3 IYP RESELLER AGREEMENT. On the date hereof, the SBC Entities and RHD Entities party thereto will enter into the SMARTpages Reseller Agreement in the form attached hereto as Exhibit L (the "IYP Reseller Agreement").

                                    ARTICLE 8

                                    BRANDING

         SECTION 8.1 PRINT DIRECTORY COVER. During the Term, and unless otherwise expressly agreed to in writing by the Parties, at no cost to SBC or any other SBC Entity, the Licensed Marks will appear clearly and conspicuously on the front cover and the spine of each Print Directory (a) in the format and style specified in the Branding Policies and (b) in compliance with all other terms of this Agreement (including the Branding Policies and Article 3). Publisher will comply with branding specifications and standards set forth in Exhibit M (as modified from time to time in accordance with the next sentence, the "Branding Policies"). If SBC Directory Operations subsequently changes any of those branding specifications and standards on a non-discriminatory basis with respect to substantially all comparable print directories published by it and its Subsidiaries and notifies Publisher of such changes in writing, Exhibit M shall be deemed to have been amended by such changes upon delivery of such notice to Publisher, provided, however, that if any such notice is delivered less than 120 days prior to the Business Office Close Date for any Print Directory, then the changes effected by such notice shall not become effective as to such Print Directory until its next publication. Notwithstanding the foregoing, SBC Directory Operations may not change any requirements on pages 8 through 10 of Exhibit M without Publisher's prior written consent. Upon SBC Directory Operations' reasonable request, Publisher shall provide SBC Directory Operations with copies of the front cover and spine of any Print Directory prior to publication in order for SBC Directory Operations to ensure compliance with this Article 8. If there is an inconsistency between the terms of this Agreement and the Branding Policies, the terms of this Agreement control.

         SECTION 8.2 CO-BRANDING.

         (a) Publisher may co-brand the front covers and spines of the Print Directories with any trademark or trade name of RHD (the "Publisher Marks"); provided, that except as otherwise specified in this Section 8.2, in all cases the appearance and relative size of the Licensed Marks in conjunction with the Publisher Marks must comply with the co-brand standards, which are contained on pages 8 through 10 of Exhibit M (the "Co-Brand Standards").

         (b) If Publisher wishes to use the Publisher Marks in a specific graphic use that is outside of the agreed-upon Co-Brand Standards, the Parties will negotiate in good faith to agree on Co-Brand Standards. Subject to the prior sentence, Publisher may change the actual specific graphic uses of the co-branding of the Publisher Marks and the Licensed Marks, provided that such specific graphic uses comply with the Branding Policies and the Co-Brand Standards.

         (c) Notwithstanding any other provision of this Agreement, Publisher may not include on any Visible Areas (i) any advertising for a Telecom Competitor or Telecom Services (other than those provided by an SBC Entity) or
(ii) any name or brand of any Telecom Competitor which is not an Approved Publisher Mark or any Telecom Services (other than those provided by an SBC Entity), except in either case (x) as required by applicable law or the Legal and Regulatory Requirements, (y) with SBC Directory Operations' prior written consent or (z) as required by Publisher in order to avoid a breach of any contract relating to the Publisher Business entered into prior to the date of this Agreement by any Person acquired by RHD.

         (d) For the two-year period prior to the end of any Initial Term or Renewal Term for which any Party has provided notice to the others of its intention to terminate this Agreement at the end of such term, the Parties will agree in writing, prior to publication, upon revisions to the Co-Brand Standards, including the specific graphic uses of the Publisher Marks in relation to the Licensed Marks to be applied to the front covers and spines of Print Directories; provided, that the Parties hereby agree that the Licensed Marks shall no longer be required to comply with the relative size requirements of the Co-Brand Standards, and the revised Co-Brand Standards shall be no more restrictive on Publisher than the then-existing Co-Brand Standards or then-existing Branding Policies.

         (e) In the event any SBC Entity substitutes any brand or trademark for the Licensed Marks in an SBC Telco's provision of local telephone exchange service as the ILEC in any area within the Territory, SBC Licensor will file U.S. trademark applications to register such new trademarks in its name for at least all of the goods and services permitted to be used by Publisher pursuant to this Agreement and the other Commercial Agreements, and upon first use such new trademarks will be deemed either added or substituted, as the case may be, and become the Licensed Marks.

         SECTION 8.3 LOOK AND FEEL. Except as otherwise provided in Article 8, Publisher shall generally have the right to make changes to the cover design and layout and the other aspects of "look and feel" of Print Directories in Publisher's reasonable discretion, provided that such changes are not inconsistent with the Branding Policies and the Co-Brand Standards.

                                    ARTICLE 9

                              TERM AND TERMINATION

         SECTION 9.1 TERM. Except as otherwise provided in this Article 9, the term of this Agreement will commence on the date of this Agreement and will continue for a term of 50 years (the "Initial Term"). Thereafter, the Agreement will automatically renew for successive five-year terms (each, a "Renewal Term"), unless either Party terminates the Agreement by providing at least two years prior written notice to the other Party of its intent to terminate the Agreement at the end of the Initial Term or any Renewal Term. The Initial Term and the Renewal Terms, if any, are collectively referred to in this Agreement as the "Term."

         SECTION 9.2 EFFECTS OF TERMINATION. Upon termination of this Agreement, except as otherwise provided in Sections 9.3(d)(iii) and 9.4(d) of this Agreement or elsewhere herein or in the other Commercial Agreements, all rights and obligations of each Party under this Agreement and the other Commercial Agreements (to the extent not previously terminated) will terminate immediately or, in the case of a termination with respect to a particular Print Directory or service area pursuant to Section 9.3(b) below, solely with respect to such Print Directory or service area; provided, however, the indemnification obligations of the Parties set forth in Article 15 shall continue indefinitely, subject to any applicable statutes of limitation, and no termination of all or any part of this Agreement will release any Party from liability for prior breaches of any provision of this Agreement. For the avoidance of doubt, no exercise by the SBC Entities of their right to terminate the Publisher's trademark license pursuant to clause (i) of Section 9.5(a) of this Agreement shall be deemed to be a termination of this Agreement for purposes of this Section 9.2.

         SECTION 9.3 EARLY TERMINATION BY THE SBC ENTITIES.

         (a) If any of the events described in this Section 9.3(a) (each, a "Termination Event") shall occur, then SBC Directory Operations may terminate this Agreement by giving written notice (a "Termination Notice") to Publisher during the Termination Window Period:

                  (i) Publisher fails to publish any White Pages Directory when required by any Applicable Requirement and does not cure such failure within 60 days after the Publisher receives written notice (a "Cure Notice") of such failure from an SBC Entity; provided, however, that if
         (A) Publisher delivers a written notice to SBC Directory Operations indicating that Publisher believes in good faith that SBC Directory Operations might conclude that Publisher has failed to publish any White Pages Directory as required by any Applicable Requirements and
         (B) such written notice is delivered before any SBC Entity has delivered a Cure Notice to Publisher with respect to any such failure, then the SBC Entities' right to deliver a Cure Notice shall terminate 30 days after the date on which Publisher provided such written notice to SBC Directory Operations;

                  (ii) Any RHD Entity violates any Applicable Requirement which
         (A) results in the commencement of any formal action by any court or regulatory authority that has had or is reasonably likely to have a material adverse effect on (x) the SBC Telcos or any other SBC Entities to the extent they then provide products or services in the Territory which have become substitutes or replacements for the Telecom Services currently provided by the SBC Telcos, taken as a whole, or (y) the Licensed Marks in the Territory, taken as a whole, and (B) Publisher fails to cure after any RHD Entity shall have received written notice from such court or regulatory authority of the commencement of such formal action (a "Regulatory Notice") or, if such Regulatory Notice is not delivered to an RHD Entity, the date on which any RHD Entity shall have received written notice (with such Regulatory Notice attached thereto) from an SBC Entity (1) in the case of any such violation which can only be cured by republishing a Print Directory, in the next regularly scheduled publication of the affected directory, provided that such Regulatory Notice is given at least 90 days prior to such next publication date of such directory or (2) in the case of all other such violations, within 30 days of receiving such Regulatory Notice or such shorter period as required by any law, rule, regulation, order or decree of any court or regulatory authority as long as, if requested by Publisher, SBC Directory Operations has used its commercially reasonable efforts to extend such shorter period up to 30 days;

                  (iii) Any RHD Entity directly or indirectly provides, offers or sells Telecom Services in the Territory, whether as principal, reseller or otherwise, and such activity is not divested or discontinued within 30 days following written notice (a "Telecom Services Notice") from an SBC Entity; provided, however, that if (A) Publisher delivers a written notice to SBC Directory Operations indicating that Publisher believes in good faith that SBC Directory Operations might conclude an RHD Entity is providing any Telecom Services in the Territory and describing such services in reasonable detail and (B) such written notice is delivered before any SBC Entity has delivered a Telecom Services Notice to any RHD Entity with respect to such Telecom Services, then the SBC Entities' right to deliver a Telecom Services Notice with respect to such Telecom Services shall terminate 30 days after the date on which Publisher provided such written notice to SBC Directory Operations; and provided, further, that if any RHD Entity acquired such Telecom Services as part of an acquisition of a Person and such Telecom Services accounted for less than 15% of the total consolidated assets, revenues and earnings before interest and taxes, depreciation and amortization of such Person for its most recently completed fiscal year, then the foregoing cure period shall increase from 30 days to 180 days; and provided, further, that no RHD Entity will be deemed to have engaged in the offer or sale of Telecom Services for purposes of this clause (iii) solely by virtue of the fact that RHD becomes controlled by, or sells the Publisher Business to, a Telecom Competitor; or

                  (iv) Any RHD Entity commits a breach of this Agreement or the other Commercial Agreements which has had a material adverse effect on the Licensed Marks within the Territory.

         (b) The applicable SBC Entities may, by written notice delivered to Publisher during the Multiple Breach Window Period (also a "Termination Notice"), terminate this Agreement and the other Commercial Agreements with respect to any Print Directory or service area if there are two or more substantially similar material breaches of this Agreement or any other Commercial Agreement (other than breaches covered in Section 9.3(a) of this Agreement) by the RHD Entities within any five-year period with respect to such Print Directory or service area.

         (c) Any termination pursuant to Section 9.3(a) or 9.3(b) of this Agreement shall be effective on the date specified in the Termination Notice, which shall not be less than 60 days after the date on which such Termination Notice is given. No written notice given by RHD to any SBC Entity pursuant to Sections 9.3(a) or 9.3(b) above will be deemed to be an admission by RHD that, or evidence of whether, such SBC Entity has a right to terminate this Agreement or the other Commercial Agreements or that RHD has breached this Agreement or any of the other Commercial Agreements and in no event will RHD be obligated to provide any such notice.

         (d) In case of any termination of this Agreement and the other Commercial Agreements pursuant to this Section 9.3, (i) the provisions of
Section 9.2 of this Agreement will apply, (ii) at SBC Directory Operations' option exercised by notice to Publisher at or prior to the termination of this Agreement, Publisher will continue to produce, publish and distribute White Pages Directories (including white pages listings and a classified business directory) under this Agreement for one additional publication cycle following the date of termination at SBC Directory Operations' cost in order to enable the SBC Telcos to meet the Legal and Regulatory

Requirements (in which case Publisher will continue to have access to Subscriber List Information under the Subscriber Listings Agreement solely for the purpose of complying with this obligation), and (iii) the RHD Entities will be prohibited from including on any Visible Area of any Print Directory affected by such termination any name or brand of a Telecom Competitor which is not an Approved Publisher Mark or any Telecom Services (other than those provided by an SBC Entity) until the later of (A) the fifth anniversary of the effective date of such termination and (B) the end of the Initial Term.

         (e) The termination rights provided in this Section 9.3 are the exclusive means by which the SBC Entities can terminate this Agreement, the Subscriber Listing Agreement and the Non-Competition Agreement, but they are not exclusive with respect to, and are in addition to, all other rights and remedies that the SBC Entities may have under applicable law.

         (f) Notwithstanding any provision of this Section 9.3, the SBC Entities shall not have any termination right in respect of any breach or failure to cure by an RHD Entity caused primarily by a breach of this Agreement or the other Commercial Agreements by an SBC Entity.

         SECTION 9.4 EARLY TERMINATION BY PUBLISHER.

         (a) Publisher may terminate this Agreement upon any material breach of this Agreement or any other Commercial Agreement by any SBC Entity which the SBC Entities fail to cure within a reasonable time (not to exceed 12 months) after receiving written notice from an RHD Entity.

         (b) Publisher may terminate this Agreement with respect to any Print Directory or service area if there are two or more substantially similar material breaches of this Agreement or any other Commercial Agreement by the SBC Entities within any five-year period with respect to such Print Directory or service area after written notice of any substantially similar breach is given by any RHD Entity.

         (c) The termination rights provided in this Section 9.4 and Section 9.5 are the exclusive means by which Publisher can terminate this Agreement, the Subscriber Listing Agreement and the Non-Competition Agreement, but they are not exclusive with respect to, and are in addition to, all other rights and remedies that Publisher may have under applicable law.

         (d) In the case of any termination under this Section 9.4, the provisions of Section 9.2 will apply, except that SBC's rights and obligations set forth in Sections 2.1, 2.2, 2.3 and Article III of the Non-Competition Agreement will survive until the later to occur of (i) the fifth anniversary of the effective date of such termination and (ii) the expiration of the Initial Term, except, that notwithstanding any other provision of this Agreement or the Non-Competition Agreement, the SBC Entities will be permitted to publish White Pages Directories (including white pages and classified business directories) in order to comply with the Legal and Regulatory Requirements.

         SECTION 9.5 CHANGE OF CONTROL OF RHD.

         (a) From and after a Change of Control of RHD to a Person that is or becomes, or any sale or transfer of all or a majority of the Publisher Business to, a Telecom Competitor, the applicable SBC Entities will have the right (exercisable in their sole discretion by giving written notice (a "Change of Control Notice") to Publisher during the Change of Control Window Period) to (i) terminate Publisher's trademark license under Article 3 hereof and any related rights to use the Licensed Marks but otherwise keep this Agreement and the other Commercial Agreements (including the right to use Publisher's then-existing brand) in full force and effect; provided, however, that the SBC Entities may not grant any third party the right to use the Licensed Marks on Print Directories, for related aspects of producing, publishing or distributing Print Directories or for soliciting and selling Directory Advertising in connection with such directories in the Territory, in each case until the later of (x) the Initial Term of this Agreement and (y) the termination or expiration of the Non-Competition Agreement, or (ii) keep this Agreement and the other Commercial Agreements in full force and effect in their entirety (including Publisher's rights to use the Licensed Marks) and require the Buyer to become jointly and severally liable with RHD for its obligations under this Agreement and the other Commercial Agreements; provided, however, that no SBC Entity shall have any such rights if (x) Telecom Services accounted for less than 15% of the total consolidated assets, revenues and earnings before interest and taxes, depreciation and amortization of the Buyer for its most recently completed fiscal year and (y) the Buyer divests and/or discontinues the provision of all Telecom Services (other than any de minimus Telecom Services that would not cause the buyer to be deemed a Telecom Competitor) within 180 days after the Change of Control or its purchase of the Publisher Business. Any termination pursuant to clause (i) of this Section 9.5(a) shall become effective on the date specified in the Change of Control Notice, which shall not be less than 60 days after the date on which such Change of Control Notice was given. Unless the applicable RHD Entities exercise the termination right provided in Section 9.5(b) of this Agreement, the RHD Entities will continue to be prohibited from using any name or brand of any Telecom Competitor (other than an Approved Publisher Mark) or any Telecom Services (other than those provided by an SBC Entity) on the Visible Areas of any Print Directory until the later of (i) the fifth anniversary of the effective date of the revocation of the right to use the Licensed Marks and (ii) the expiration of the Initial Term.

         (b) If the applicable SBC Entities terminate Publisher's rights to use the Licensed Marks pursuant to clause (a) of this Section 9.5, at any time during the 6-month period immediately following the date of such termination, the Publisher will have the right to terminate all (but not less than all) the remaining provisions of this Agreement in which case the provisions of Section
9.2 and 9.3(d)(ii) will apply.

                                   ARTICLE 10

                                SALE OF BUSINESS

         SECTION 10.1 SOLD TERRITORY.

         (a) Upon any direct or indirect sale or transfer by the SBC Entities of all or any part of their wireline telephone business in all or any part of the Territory (the "Sold Territory") after the date of this Agreement (whether by a sale of assets or capital stock or by merger), the ultimate parent entity of the purchaser of any Sold Territory (the "Purchaser") and its appropriate Affiliates will:

                  (i) be entitled to the benefit of and will be required to assume in writing and agree to be bound by all of the SBC Entities' rights and obligations under this Agreement and the other Commercial Agreements with respect to such Sold Territory, (including but not limited to the applicable SBC Entities' non-compete obligations with respect to Print Directories and Existing IYP Directories, preferred provider obligations with respect to Future Electronic Directories and trademark license obligations set forth in the Non-Competition Agreement, in each case with respect to the Sold Territory);

                  (ii) have the right (exercisable in the Purchaser's sole discretion) to substitute any brand and trademarks other than the Licensed Marks (a "New ILEC Brand") for any of the brand and trademarks previously used by the SBC Telcos or their Affiliates in the provision of local telephone exchange service as the ILEC in the Sold Territory; and

                  (iii) if the Purchaser or any of its Affiliates effects any substitution pursuant to clause (ii) above, it will be obligated to substitute the New ILEC Brand for the Licensed Marks and to license to Publisher the New ILEC Brand on substantially similar terms as this Agreement, including the Branding Policies, and Publisher will be required to accept such substitution in accordance with the terms of this Agreement, including Article 3.

                  (iv) Upon such assumption in writing by the Purchaser and execution of new agreements on substantially similar terms as the Commercial Agreements as described in clause (i) above and Section 10.1(c) below, the SBC Entities will have no ongoing obligations with respect to the this Agreement and the other Commercial Agreements in respect of the Sold Territory, except that SBC's rights and obligations set forth in Sections 2.1, 2.2, 2.3 and Article 3 of the Non-Competition Agreement will survive until the expiration of the Term of this Agreement as it applies to SBC. This Agreement and the other Commercial Agreements will remain in full force and effect with respect to the Territory (excluding the Sold Territory).

         (b) If the Purchaser, at the time of its acquisition, already publishes directories using the New ILEC Brand in the Sold Territory and has not substituted the New ILEC Brand for the existing ILEC brand in the Sold Territory, the Purchaser may continue to do so if Publisher otherwise has the exclusive right to publish Print Directories and use the existing ILEC brand on Print Directories in the Sold Territory. If, however, the Purchaser substitutes the New ILEC Brand for the existing ILEC brand in the Sold Territory, then Publisher will have the exclusive right to use the New ILEC Brand for the publishing of Print Directories in the Sold Territory and the Purchaser must shut down any of its existing Print Directories in the Sold Territory or rebrand them so that such directories do not use the New ILEC Brand, the Licensed Marks or any brand or mark which Purchaser previously used on any print directory distributed in the Sold Territory or on any Existing IYP Directory or Future Electronic Directory for which Purchaser sold Local IYP Advertising (as defined in the Non-Competition Agreement) in the Sold Territory.

         (c) At the closing of any sale or transfer of the Sold Territory pursuant to Section 10.1(a), Ameritech shall cause the Purchaser and its applicable Affiliates as contemplated by Section 10.1(a)(i) of this Agreement to enter into separate agreements in a form reasonably satisfactory to Publisher that contain substantially identical terms and conditions as this Agreement and the other Commercial Agreements with respect to the Sold Territory.

         (d) Notwithstanding any sale of all or any part of the wireline telephone business in the Territory, the SBC Entities will ensure that Publisher continues to have all rights to use the Licensed Marks that are in effect as of the consummation of such sale pursuant to this Agreement, including Article 3, until substitution of brands or trademarks pursuant to Sections 10.1(a)(ii), 10.1(a)(iii) and 10.1(b) of this Agreement. Upon any such substitution of a New ILEC Brand for the Licensed Marks, Publisher will immediately cease to have any rights with respect to the Licensed Marks in the Sold Territory.

                                   ARTICLE 11

                         NONCOMPETE AND NONSOLICITATION

         SECTION 11.1 PUBLISHER OBLIGATIONS.

         (a) During the Term, Publisher agrees that neither it nor any other RHD Entity shall directly or indirectly engage in, manage, operate, have any profit or other equity interest (other than less than 5% of a Person) or participate with any third party in any business or Person (other than pursuant to this Agreement) that engages in the business of producing, publishing and distributing (or selling advertising for inclusion in) any Print Directory which has a saturation distribution in the Territory; provided, however, that any RHD Entity may produce, publish or distribute (and sell advertising for inclusion in) specialty guides or directories containing Subscriber Listing Information or Directional Information distributed in the Territory so long as such products do not (i) materially compete with and are not significant substitutes for Print Directories covered by this Agreement and the Commercial Agreements or (ii) use or contain the Licensed Marks.

Notwithstanding the foregoing, if an RHD Entity acquires a Person or business whose business would violate the non-compete obligations set forth in this
Section 11.1, Publisher will not thereby breach this Section 11.1(a) if such RHD Entity in good faith attempts to divest the competing directory business or otherwise permanently ceases publication of any competing directories and does so divest or cease publication within 12 months of the closing of such acquisition. In addition, if RHD is acquired by any Person that is engaged in operations that cause Publisher to violate the non-compete obligations set forth in this Section 11.1(a), Publisher will not be deemed to be in violation as a result of activities of the acquiring party that exist as of the closing of such sale, and such acquiring party may make any reasonable modifications to its business so long as such modifications in the aggregate do not increase the competitive effects of such business against Publisher's Print Directory business in the Territory.

         (b) In the event of a termination of this Agreement pursuant to Sections 9.3 of this Agreement, or any revocation of the right to use the Licensed Marks pursuant to Section 9.5 of this Agreement, the Publisher and its Affiliates will be prohibited from including on the Visible Areas of any Print Directory any name or brand of a Telecom Competitor which is not an Approved Publisher Mark or any Telecom Service (other than those provided by an SBC Entity). The restriction under this Section 11.1(b) shall continue until the later of (i) the fifth anniversary of the effective date of such termination of this Agreement or revocation of the right to use the Licensed Marks, and (ii) the expiration of the Initial Term.

         (c) During (i) the period between the date of this Agreement and the second anniversary (or, in the case of senior sales and executive management, the third anniversary) of the date of this Agreement and (ii) the two year period (or, in the case of senior sales and executive management, the three year period) following the termination of this Agreement, Publisher will not, directly or indirectly, through one or more of its Affiliates, on behalf of itself or any other person, recruit or otherwise solicit or induce any employee of SBC or any of its Affiliates or any of their successors to terminate his or her employment relationship with SBC or its Affiliates (other than Publisher and its Subsidiaries). The foregoing will not, however, prohibit Publisher or any of its Affiliates from publishing any general public solicitation of employment opportunities or employing anyone who responds to such solicitation.

         SECTION 11.2 EXISTING NON-COMPETITION AGREEMENTS. The non-competition terms of Section 6 of the Master Agreement, dated August 19, 1997, among R. H. Donnelley Corporation, The Dun & Bradstreet Corporation, DonTech I, DonTech II, API, Ameritech Publishing of Illinois, Inc., Ameritech, DonTech I Publishing Company LLC and APIL Partners, and Section 14 of the Exclusive Sales Agency Agreement, dated August 19, 1997, between APIL Partners and DonTech II, as modified by a Letter Agreement dated November 20, 2002, by and among R. H. Donnelley Corporation, RHD Inc., a Delaware corporation, and API, shall survive the transactions provided in the Purchase Agreement until the expiration of this Agreement; provided, however, nothing set forth in this Agreement or the other Commercial Agreements shall be deemed to constitute new consideration for such non-competition terms.

                                   ARTICLE 12

                              INTERNET DIRECTORIES

         SECTION 12.1 PUBLISHER OBLIGATIONS. Following the termination or expiration of the Non-Compete Term (as defined in the IYP Reseller Agreement) until the SBC Entities or the RHD Entities no longer sell Local IYP Advertising for an Existing IYP Directory, RHD will remain obligated for the term of this Agreement to provide SBC Directory Operations any published non-listing information with respect to any Local IYP Advertising sold by the RHD Entities with respect to Existing IYP Directories that SBC Directory Operations is reasonably likely to use (subject to third party rights, which RHD will use its commercially reasonable efforts to assist SBC Directory Operations in obtaining) at no cost to SBC Directory Operations. SBC Directory Operations may use such information solely for placement of Local IYP Advertising in the SBC Entities' Existing IYP Directories and SBC Directory Operations will be obligated to include any such Local IYP Advertising it obtains in its Existing IYP Directories.

         SECTION 12.2 NO RIGHTS. Except to the extent otherwise provided in IYP Reseller Agreement, each Party agrees that nothing in the Commercial Agreements will give any Party any right to place advertising, or except as expressly provided in Section 2.3 of the Non-Competition Agreement, otherwise participate in any existing or future electronic directory service or platform owned or used by any other Party.

                                   ARTICLE 13

                            CONFIDENTIAL INFORMATION

         SECTION 13.1 NONDISCLOSURE. Each Party may disclose to the other Confidential Information. Each Party agrees to keep Confidential Information of the other Party confidential, and not to disclose such information to any third Party, except to those of its employees, subcontractors, consultants and agents with a need to know and solely for the purpose of performing the receiving Party's obligations under this Agreement and the other Commercial Agreements and as otherwise permitted under this Agreement and the other Commercial Agreements; provided, that any such employees, subcontractors, consultants or agents are informed by the recipient Party of the confidential nature of the Confidential Information and agree to be bound by the terms no less restrictive than this
Article 13. The recipient of Confidential Information may use the Confidential Information and make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement and the other Commercial Agreements and as otherwise permitted under this Agreement and the other Commercial Agreements. All such copies will be subject to the same restrictions and protections as the original. Each Party will safeguard such Confidential Information from unauthorized use or disclosure with at least the same degree of care with which the recipient Party safeguards its own Confidential Information. The recipient Party will be responsible for any breach of this Article 13 by the recipient's employees, subcontractors, consultants or agents. Confidential Information belonging to a Party that is in the possession of the other Party will be returned, or destroyed at the disclosing Party's request, within 30 days after a written request is delivered to the recipient, including any copies made by the recipient Party. If either Party loses or makes an unauthorized disclosure of the other Party's Confidential Information, it will notify such other Party immediately and use reasonable efforts to retrieve the lost or wrongfully disclosed information. A Party may disclose Confidential Information which is required to be disclosed by law, a court of competent jurisdiction or governmental or administrative agency so long as the disclosing Party has been notified of the requirement promptly after the receiving Party becomes aware of the requirement and so long as the receiving Party undertakes all lawful measures to avoid disclosing such information until the disclosing Party has had reasonable time to seek a protective order and complies with any protective order that covers the Confidential Information to be disclosed.

         SECTION 13.2 RELIEF. Each Party agrees that the discloser of Confidential Information would be irreparably injured by a breach of Section
13.1 by the recipient of such Confidential Information or its representatives, and that the discloser will be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of Section 13.1. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

         SECTION 13.3 TERMINATION OF AGREEMENT. The obligations and rights under this Article 13 will survive the termination of this Agreement for a period of three years from the effective date of such cancellation or termination.

                                   ARTICLE 14

                         REPRESENTATIONS AND WARRANTIES

         SECTION 14.1 APPLICABLE SBC ENTITIES REPRESENTATIONS AND WARRANTIES. Each of Ameritech, SBC Directory Operations and SBC Licensor represents and warrants to RHD that it has the power and authority to enter into this Agreement and to grant the rights it is granting hereunder and that Ameritech Services has the power and authority to enter into the Subscriber Listing Agreement and to grant the rights it is granting thereunder.

         SECTION 14.2 APPLICABLE RHD ENTITIES REPRESENTATIONS AND WARRANTIES. RHD represents and warrants to Ameritech that each of it, APIL Partners and DonTech II has the power and authority to enter into this Agreement.

         SECTION 14.3 DISCLAIMER OF WARRANTIES. Except as expressly set forth in this Article 14, each Party makes no representation or warranty under this Agreement, and the Parties hereby disclaim all other warranties, whether express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, title, or noninfringement.

                                   ARTICLE 15

                    INDEMNIFICATION; LIMITATION OF LIABILITY

         SECTION 15.1 PUBLISHER INDEMNITY. RHD will defend, hold harmless and indemnify each SBC Entity and its officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all losses, damages, claims, demands, complaints, suits, liabilities, fines, penalties, costs, obligations, settlement payments, awards, judgments, deficiencies or other charges ("Losses") and any and all expenses incurred in connection with investigating, defending or asserting any claim, complaint, action, suit or proceeding ("Expenses") arising out of, resulting from or based upon any pending or threatened claim, complaint, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with: (a) any errors, omissions, refusals to accept advertising, misclassification or misuse of information, claimed or actual, concerning any of the Print Directories, except to the extent resulting from any errors, omissions or misclassifications in the Subscriber Listing Information provided by the SBC Telcos under the Subscriber Listings Agreement; (b) any other claims by advertisers with respect to Print Directories; (c) any breach of this Agreement or the Subscriber Listing Agreement by Publisher; (d) Publisher's activities with respect to the production, publishing and distribution of Print Directories (excluding any matters as to which Ameritech has an indemnification obligation under Section 15.2); (e) the use of the Licensed Marks by Publisher in violation of this Agreement; (f) breach by RHD of any of its representations or warranties set forth in Section 14.2; and (g) any published information with respect to any Local IYP Advertising for Existing IYP Directories or Future Electronic Directories provided to any SBC Entity by any RHD Entity (other than to the extent no RHD Entity had any role in creating any such information, in which case the applicable RHD Entity will assign any indemnification rights or other contractual or legal recourse it may have with respect to such information to SBC Directory Operations) and provided to SBC Directory Operations pursuant to
Section 12.1 of this Agreement.

         SECTION 15.2 SBC ENTITIES INDEMNITY. Ameritech will defend, hold harmless and indemnify Publisher and each of its Affiliates, officers, directors, shareholders, employees, contractors, agents and representatives (collectively, the "Publisher Indemnified Parties") from and against any and all Losses and Expenses arising out of, resulting from or based upon (i) any breach of the Subscriber Listing Agreement or (ii) any pending or threatened claim, complaint, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with: (a) claims resulting from errors, omissions or misclassifications in the Subscriber Listing Information provided by the SBC Telcos except to the extent any such matter occurred because, or would have occurred if, SBC simply passed information it received from the CLEC to the RHD Entities in the same format received from such CLEC, in which case the applicable SBC Entity will assign any indemnification rights or other contractual or legal recourse it may have with respect to such information to Publisher; (b) any breach of this Agreement or the Subscriber Listings Agreement by an SBC Entity; (c) breach by the applicable SBC Entity of any of its representations or warranties set forth in Section 14.1; (d) claims relating to Telco-Sold White Pages Products to the extent not resulting from a breach of this Agreement or the other Commercial Agreements by RHD or Publisher or any services provided by the SBC Telcos, including without limitation, local, long distance, wireless or other telecommunications services; (e) any failure to satisfy the Legal and Regulatory Requirements accruing prior to the date of this Agreement; (f) any breach of Article III of this Agreement by SBC Licensor; and
(g) the use of the Licensed Marks by Publisher in accordance with the terms of this Agreement.

         SECTION 15.3 PROCEDURE. Promptly after receipt by the indemnified party of notice by a third party of a claim or of the commencement of any action or proceeding with respect to which such indemnified party may be entitled to receive payment from the other party for any Losses or Expenses, such indemnified party will notify the indemnifying party of the notice of such claim or of the commencement of such action or proceeding; provided, however, that the failure to so notify the indemnifying party will relieve the indemnifying party from liability under this Agreement with respect to such claim, action or proceeding only if, and only to the extent that, such failure to notify the indemnifying party results in the forfeiture by the indemnifying party of rights and defenses otherwise available to the indemnifying party with respect to such claim, action or proceeding. The indemnifying party will have the right, upon written notice delivered to the indemnified party, to assume control of the defense of such claim, action or proceeding, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of the fees and disbursements of such counsel; provided that RHD may not assume control of the defense of any claim, action or proceeding involving regulatory matters. In any claim, action or proceeding with respect to which indemnification is being sought hereunder, the indemnified party or the indemnifying party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party's own expense. The indemnifying party or the indemnified party, as the case may be, will at all times use reasonable efforts to keep the indemnifying party or the indemnified party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate (at the expense of the indemnifying party) in good faith with each other with respect to the defense of any such action. If the indemnifying party has assumed the defense of a claim, action or proceeding, no indemnified party may settle or compromise such matter or consent to the entry of any judgment with respect to such matter without the prior written consent of the indemnifying party. An indemnifying party may not, without the prior written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) simultaneously with the effectiveness of such settlement, compromise or consent, the indemnifying party pays in full any obligation imposed on the indemnified party by such settlement, compromise or consent (ii) such settlement, compromise or consent contains a complete release of the indemnified party and its Affiliates and their respective directors, officers and employees and (iii) such settlement, compromise or consent does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the indemnified party or any of the indemnified party's Affiliates. In the event an indemnified party will claim a right to payment pursuant to this Agreement not involving a third party claim covered by this Article 15, such indemnified party will send written notice of such claim to the appropriate indemnifying party. Such notice will specify the basis for such claim.

         SECTION 15.4 ERRORS AND OMISSIONS.

         (a) Subject to applicable law, Ameritech agrees to limit, or cause to limit, by tariff or contract, its own and its contractors' and agents' (and hence Publisher's) liability to any Subscriber for any error or omission in any Subscriber Listing Information to no more than the cost, if any, assessed to the Subscriber for directory listing services.

         (b) Subject to applicable law, RHD agrees to limit, or cause to limit, by contract, its own and its contractors' and agents' (and hence SBC's) liability to any advertiser for any error or omission in any Directory Advertising or Local IYP Advertising to no more than the cost assessed to the advertiser for such Directory Advertising or Local IYP Advertising.

                                   ARTICLE 16

                  ADDITIONAL REGULATORY REQUIREMENTS AND COSTS

         SECTION 16.1 REGULATORY REQUIREMENTS.

         (a) Subject to Section 16.1(b) of this Agreement, Publisher will abide by and implement any changes related to the production, publishing and distribution of Print Directories that are required in order to comply with the Legal and Regulatory Requirements. This obligation includes maintaining, retaining and producing upon request all records sufficient to show that Publisher has complied with the Legal and Regulatory Requirements.

         (b) SBC Directory Operations will be responsible for promptly notifying Publisher of any changes to any Legal and Regulatory Requirements ("Regulatory Changes"). The failure of SBC Directory Operations to notify Publisher of any Regulatory Change will not relieve Publisher of its obligations to fulfill the Legal and Regulatory Requirements if Publisher knew of any such Regulatory Change. Following the date of this Agreement, notwithstanding its role as agent for the SBC Telcos in terms of satisfying the Legal and Regulatory Requirements with respect to the Print Directories, Publisher will (i) bear the full burden of any incremental costs incurred in connection with the production, publication and distribution of the Print Directories resulting from Regulatory Changes relating to the Print Directories; and/or (ii) enjoy the full benefit of any incremental cost savings realized in connection with the production, publication and distribution of the Print Directories resulting from Regulatory Changes relating to the Print Directories; provided, however, that SBC Directory Operations will reimburse Publisher for any incremental costs incurred by Publisher in connection with the production, publication and distribution of the Print Directories in the Territory resulting from Publisher's compliance with Regulatory Changes from and after date of this Agreement to the extent (but only to the extent) that such costs are actually incurred by Publisher and such Regulatory Changes (x) are attributable to an SBC Entity's interaction with regulators and its agreement to make telephone directory concessions in exchange for desired outcomes in favor of any other line of its business or (y) are not legally or regulatorily mandated, arise under an agreement of the type referred to in clause (i) of the definition of Legal and Regulatory Requirements and are not consistent with the directory related obligations of the SBC Entities under such agreements generally in areas outside the Territory. SBC Directory Operations will have a right to audit any changes in Publisher's costs attributable to any Regulatory Changes for which Publisher seeks reimbursement hereunder.

                                   ARTICLE 17

                                  SBC SERVICES

         SECTION 17.1 SBC SERVICES. For any Telecom Service, RHD for itself and on behalf of its Subsidiaries will give the applicable SBC Entity the opportunity to negotiate with RHD, for 30 days on a non-exclusive basis, a mutually acceptable agreement under which such SBC Entity might become a provider of such Telecom Service for RHD and its Subsidiaries for an agreed upon term and each party agrees to conduct such negotiations in good faith; provided, however, that (i) if such SBC Entity makes a binding offer to RHD or its Subsidiaries during such 30-day period setting forth in reasonable detail the price and all other material terms and conditions on which it is prepared to agree to perform such services, then RHD and its Subsidiaries will not enter into any agreement with a third party to provide such services unless the price and such other material terms and conditions of such third party agreement are, in the aggregate and in RHD's reasonable judgment, more favorable to it and its Subsidiaries than those offered by such SBC Entity to it and its Subsidiaries and (ii) the foregoing will not impose any obligations on either party to agree to or enter into any such agreement. Neither RHD nor any of its Subsidiaries will enter into any agreement with any third party to receive any Telecom Service which agreement has a term of more than three years and, within a commercially reasonable period before the expiration of the term of any such agreement, RHD will initiate a new preferred provider process prior to renewing, extending or replacing such agreement.

         SECTION 17.2 EXISTING RHD OBLIGATIONS. With respect to any Telecom Service, the requirements of Section 17.1 of this Agreement shall not apply to any RHD Entity to the extent that such RHD Entity has an existing contractual arrangement with a third party for such Telecom Service as of the date of this Agreement until the expiration of such arrangement in accordance with its terms.

                                   ARTICLE 18

                               DISPUTE RESOLUTION

         SECTION 18.1 DISPUTE RESOLUTION. The Parties will discuss and attempt to resolve in good faith any issue, dispute or controversy arising out of or relating to this Agreement and the other Commercial Agreements.

         SECTION 18.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         SECTION 18.3 FORUM SELECTION. Each Party irrevocably submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan, The City of New York for the resolution of any and all disputes relating to this Agreement and waives any and all objections it might otherwise have to such jurisdiction and venue.

         SECTION 18.4 WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG ANY OF THE PARTIES, WHETHER UNDER OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER-CLAIM, THIRD PARTY CLAIM OR OTHERWISE.

         The agreement of each party to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

         SECTION 18.5 ATTORNEYS' FEES. The prevailing Party in any formal dispute will be entitled to reasonable attorneys' fees and costs, including reasonable expert fees and costs. This provision will not apply if the prevailing Party rejected a written settlement offer that exceeds the prevailing Party's recovery.

         SECTION 18.6 CUMULATIVE REMEDIES. No right or remedy in this Agreement conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy under this Agreement or under applicable law, whether now or hereafter existing. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its terms and that the Parties will be entitled to specific performance and injunctive relief (without the necessity of posting bond) in addition to any other remedy to which they are entitled at law or equity.

                                   ARTICLE 19

                                     GENERAL

         SECTION 19.1 ASSIGNMENT. Except as provided in Section 10.1 of this Agreement, neither Party may assign all or any of its rights or obligations under the Agreement without the prior written consent of the other Party, except that, subject to the terms and conditions of this Agreement, either Party may assign all of its rights and obligations under the Agreement (a) in connection with a sale of all or substantially all of its assets or by merger or consolidation if the purchaser assumes in writing all of the assigning Party's rights and obligations under this Agreement and the other Commercial Agreements in a form reasonably acceptable to the other Party and (b) to (i) any of its Affiliates or (ii) any lender or other party as collateral for any financing; provided, that no such assignment will relieve such Party of any of its obligations under this Agreement.

         SECTION 19.2 RHD GUARANTEE.

         (a) RHD irrevocably and unconditionally guarantees the payment and performance by each other RHD Entity of each and every representation, warranty, covenant, agreement and other obligation of such RHD Entity under this Agreement and the other Commercial Agreements (collectively, the "RHD Obligations") for the benefit of Ameritech and SBC Directory Operations (the "RHD Guaranteed Parties"). RHD shall exercise all of its corporate power and authority to cause the RHD Entities to perform the RHD Obligations.

         (b) RHD acknowledges and agrees that the guarantee in Section 19.2(a) above (the "RHD Guarantee") is full and unconditional, and no release or extinguishment of any of the RHD Entities' obligations or liabilities (other than in accordance with the terms of this Agreement or other applicable Commercial Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this RHD Guarantee. RHD's obligations under this RHD Guarantee shall not be affected by any circumstance relating to the RHD Obligations that might otherwise constitute a legal or equitable discharge of or defense to RHD not available to the other RHD Entities.

         (c) The RHD Guarantee is a guarantee of payment and performance, and not of collection. In the event that any payment to an RHD Guaranteed Party is rescinded or must otherwise be returned for any reason whatsoever, RHD shall remain liable hereunder with respect to such RHD Obligations as if such payment had not been made.

         (d) RHD hereby waives, for the benefit of the RHD Guaranteed Parties, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available with respect to claims directly against any other RHD Entity. Without limiting the foregoing, RHD reserves the right to assert defenses which any other RHD Entity may have to payment or performance of any RHD Obligations other than defenses arising from the bankruptcy or insolvency of an entity comprising such RHD Entity and other defenses expressly waived hereby.

         SECTION 19.3 SBC GUARANTEES.

         (a) Ameritech irrevocably and unconditionally guarantees the payment and performance by each other SBC Entity, and SBC Directory Operations irrevocably and unconditionally guarantees the payment and performance by SBC Licensor, of each and every representation, warranty, covenant, agreement and other obligation of such SBC Entity under this Agreement and the other Commercial Agreements (collectively, the "SBC Obligations") for the benefit of RHD and Publisher (the "SBC Guaranteed Parties"). Each of Ameritech and SBC

Directory Operations shall exercise all of its corporate power and authority to cause the other SBC Entities or, in the case of SBC Directory Operations, SBC Licensor to perform the SBC Obligations.

         (b) Each of Ameritech and SBC Directory Operations acknowledges and agrees that the guarantees in Section 19.3(a) above (collectively, the "SBC Guarantee") is full and unconditional, and no release or extinguishment of any of the SBC Entities' or, in the case of SBC Directory Operations, SBC Licensor's obligations or liabilities (other than in accordance with the terms of this Agreement or other applicable Commercial Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this SBC Guarantee. Neither Ameritech's nor SBC Directory Operations' obligations under this SBC Guarantee shall be affected by any circumstance relating to the SBC Obligations that might otherwise constitute a legal or equitable discharge of or defense to Ameritech or SBC Directory Operations not available to the other SBC Entities or, in the case of SBC Directory Operations, to SBC Licensor.

         (c) The SBC Guarantee is a guarantee of payment and performance, and not of collection. In the event that any payment to an SBC Guaranteed Party is rescinded or must otherwise be returned for any reason whatsoever, each of Ameritech and SBC Directory Operations shall remain liable hereunder with respect to its respective SBC Obligations as if such payment had not been made.

         (d) Each of Ameritech and SBC Directory Operations hereby waives, for the benefit of the SBC Guaranteed Parties, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available with respect to claims directly against any other SBC Entity or, in the case of SBC Directory Operations, against SBC Licensor. Without limiting the foregoing, each of Ameritech and SBC Directory Operations reserves the right to assert defenses which any other SBC Entity or, in the case of SBC Directory Operations, SBC Licensor may have to payment or performance of any SBC Obligations other than defenses arising from the bankruptcy or insolvency of an entity comprising such SBC Entity and other defenses expressly waived hereby.

         SECTION 19.4 SUBCONTRACTORS. Notwithstanding the prohibition on sublicensing or outsourcing set forth in the Subscriber Listings Agreement and
Section 2.1 hereof, any Party may subcontract or outsource with third parties or Affiliates of such Party (except, in the case of Publisher, to a Telecom Competitor) for the performance of any of such Party's obligations under this Agreement. If any obligation is performed for either Party through a subcontractor or outsource service provider, such Party will remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through subcontractors or outsource service providers, and such Party will be solely responsible for payments due to its subcontractors or outsource service providers. No contract, subcontract or other agreement entered into by either Party with any third party in connection with the provision of services under this Agreement will provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor or outsource service provider will be deemed a third party beneficiary for any purposes under this Agreement.

         SECTION 19.5 RELATIONSHIP. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between any SBC Entity and Publisher, franchisor - franchisee, or to make any SBC Entity or Publisher partners, joint venturer or co-employer of the other, or result in joint service offerings to their respective customers.

         SECTION 19.6 NOTICES. Any notice required or permitted under this Agreement will be in writing and will be hand-delivered, sent by confirmed facsimile or mailed by overnight express mail. Notice will be deemed to have been given when such notice is received. Addresses for notices are as follows:

             If to an SBC Entity:

                   Ameritech Corporation
                   c/o SBC Communications, Inc.
                   175 East Houston
                   San Antonio, Texas 78205
                   Attention:  Wayne Watts, Esq.
                   Facsimile:  210-351-3257

                   and

                   SBC Directory Operations, Inc.
                   One SBC Center
                   St. Louis, Missouri 63101
                   Attention:  Linda Legg, Esq.
                   Facsimile:  314-242-8992

             With a copy to:

                   Sullivan & Cromwell LLP
                   125 Broad Street
                   New York, New York 10016
                   Attention:  Duncan C. McCurrach
                   Facsimile:  212-558-3588

             If to an RHD Entity:

                   R. H. Donnelley Corporation 1001
                   Winstead Drive Cary, North Carolina
                   27513 Attention: Robert J. Bush
                   Facsimile: 919-297-1518

             With copy to:

                   Jones Day
                   222 East 41st Street

                   New York, New York 10017
                   Attention:  John J. Hyland, Esq.
                   Facsimile:  212-755-7306

or at such other address as either Party may provide to the other by written notice.

         SECTION 19.7 INDEPENDENT CONTRACTOR. The relationship between the Parties is that of an independent contractor. Each Party will be solely responsible for such Party's employees, including compliance with all employment laws, regulations, and rules and payment of wages, benefits and employment taxes such as Social Security, unemployment, workers compensation and federal and state withholding with respect to such employees.

         SECTION 19.8 ENTIRE AGREEMENT. The Commercial Agreements constitute the entire understanding and agreement of the Parties concerning the subject matter of this Agreement and the other Commercial Agreements, and supersede any prior agreements, representations, statements, understandings, proposals, undertakings or negotiations, whether written or oral, with respect to the subject matter expressly set forth in the Commercial Agreements.

         SECTION 19.9 SEVERABILITY. If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity will not invalidate the entire Agreement, unless such construction would be unreasonable. This Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party will be construed and enforced accordingly, except that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties will promptly negotiate in good faith a replacement provision or provisions.

         SECTION 19.10 COMPLIANCE WITH LAWS/REGULATIONS. Subject to Article 16, each Party will comply with all federal, state, and local laws, regulations, rules, ordinances and orders relating to the performance of its obligations and the use of services provided under the Agreement, including any rulings, modifications, regulations or orders of the Federal Communications Commission and/or any applicable state utility commission to the extent this Agreement is subject to the jurisdiction of such regulatory authority.

         SECTION 19.11 FORCE MAJEURE. Neither Party will be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition, including acts of God, a public enemy or terrorism, fires, floods, freight embargoes, earthquakes, volcanic actions, wars (whether against a nation or otherwise), civil disturbances or other similar causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform (a "Force Majeure"). If any Force Majeure condition occurs, the Party whose performance fails or is delayed because of such Force Majeure condition will give prompt notice to the other Party, will use commercially reasonable efforts to perform in spite of the Force Majeure condition and upon cessation of such Force Majeure condition will give like notice and commence performance under the Agreement as promptly as reasonably practicable.

         SECTION 19.12 THIRD PARTY BENEFICIARIES. This Agreement is intended solely for the benefit of the Parties, and no third-party beneficiaries are created by this Agreement. This

Agreement does not provide and should not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action or other privilege.

         SECTION 19.13 BINDING EFFECT. This Agreement will be binding on and inure to the benefit of the Parties, and their respective successors and permitted assigns.

         SECTION 19.14 WAIVERS. No waiver of any provision of this Agreement, and no consent to any default under this Agreement, will be effective unless the same is in writing and signed by an officer of the Party against whom such waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party will not be deemed a waiver of any subsequent or other default.

         SECTION 19.15 EXHIBITS. Exhibits to this Agreement are incorporated and made a part of this Agreement. In the event of a conflict between the terms of this Agreement and an exhibit to this Agreement, the terms of this Agreement will override and govern.

         SECTION 19.16 HEADINGS. The headings and numbering of sections and paragraphs in this Agreement are for convenience only and will not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement.

         SECTION 19.17 SURVIVAL. Any liabilities or obligations of a Party for acts or omissions occurring prior to the cancellation or termination of this Agreement and any obligations of a Party under any other provisions of this Agreement which, by their express terms, are contemplated to survive (or be performed after) termination of this Agreement (subject to any time limitations specified therein) will survive the cancellation or termination of this Agreement.

         SECTION 19.18 MODIFICATIONS. No amendments, deletions, additions or other modifications to this Agreement will be binding unless evidenced in writing and signed by an officer of each of the respective parties hereto.

         SECTION 19.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. This Agreement will become effective when one or more counterparts have been signed by each and delivered to the other Party, it being understood that the Parties need not sign the same counterpart.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.


                                   R. H. DONNELLEY CORPORATION

                                   By: /s/ Robert J. Bush
                                       ----------------------------------------
                                       Robert J. Bush
                                       Vice President, General Counsel
                                       and Corporate Secretary


                                       R.H. DONNELLEY PUBLISHING & ADVERTISING
                                       OF ILLINOIS PARTNERSHIP

                                   By: /s/ Robert J. Bush
                                       ----------------------------------------
                                       Robert J. Bush
                                       Vice President, General Counsel
                                       and Corporate Secretary

                                       DONTECH II PARTNERSHIP

                                   By: /s/ Robert J. Bush
                                       ----------------------------------------
                                       Robert J. Bush
                                       Vice President, General Counsel
                                       and Corporate Secretary

                                       AMERITECH CORPORATION

                                   By: /s/ James S. Kahan
                                       ----------------------------------------
                                       Name:James S. Kahan
                                       Title: Sr. Exec. VP - Corp. Dev.

                                       SBC DIRECTORY OPERATIONS, INC.

                                   By: /s/ Dennis Payne
                                       ----------------------------------------
                                       Name:Dennis Payne
                                       Title: President and CEO

                                       SBC KNOWLEDGE VENTURES, L.P.

                                       By: SBC Knowledge Ventures GP, Inc.,
                                           its general partner

                                   By: /s/ Abha S. Divine
                                       ----------------------------------------
                                       Name: Abha S. Divine
                                       Title: President and CEO